EXHIBIT 10.1

                                                               EXECUTION COPY

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                               AMENDED & RESTATED
                                CREDIT AGREEMENT




                                  BY AND AMONG




                   PINNACLE TOWERS ACQUISITION HOLDINGS LLC,
                                  AS BORROWER,




                  THE LENDERS FROM TIME TO TIME PARTY HERETO,




                                      AND




                       MORGAN STANLEY ASSET FUNDING INC.,
                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT




                          DATED AS OF OCTOBER 15, 2004





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                               TABLE OF CONTENTS

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                                   SECTION 1

                                  DEFINITIONS

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Section 1.1         Defined Terms.................................................................................1
Section 1.2         Other Definitional Provisions................................................................19


                                   SECTION 2

                   AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

Section 2.1         Term Loan Commitments........................................................................19
Section 2.2         Procedure for Borrowing......................................................................20
Section 2.3         Termination or Reduction of Term Loan Commitments............................................21


                                   SECTION 3

                  GENERAL PROVISIONS APPLICABLE TO TERM LOANS

Section 3.1         Interest Rates and Payment Dates.............................................................22
Section 3.2         Repayment of Term Loans; Evidence of Debt....................................................22
Section 3.3         Optional Prepayments.........................................................................23
Section 3.4         Mandatory Prepayments........................................................................23
Section 3.5         Computation of Interest and Fees.............................................................24
Section 3.6         Inability to Determine Interest Rate.........................................................24
Section 3.7         Pro Rata Treatment and Payments..............................................................24
Section 3.8         Illegality...................................................................................25
Section 3.9         Requirements of Law..........................................................................25
Section 3.10        Taxes........................................................................................26


                                   SECTION 4

                         REPRESENTATIONS AND WARRANTIES

Section 4.1         Financial Condition..........................................................................30
Section 4.2         No Change....................................................................................30
Section 4.3         Existence; Compliance with Law...............................................................30
Section 4.4         Power; Authorization; Enforceable Obligations................................................30
Section 4.5         No Legal Bar.................................................................................31
Section 4.6         No Material Litigation.......................................................................31
Section 4.7         No Default...................................................................................31
Section 4.8         Ownership of Property; Liens.................................................................31
Section 4.9         Intellectual Property........................................................................32
Section 4.10        No Burdensome Restrictions...................................................................32
Section 4.11        Taxes........................................................................................32
Section 4.12        Federal Regulations..........................................................................32
Section 4.13        ERISA........................................................................................32
Section 4.14        Investment Company Act; Other Regulations....................................................33
Section 4.15        Subsidiaries.................................................................................33
Section 4.16        Security Documents...........................................................................33
Section 4.17        True and Complete Disclosure.................................................................34
Section 4.18        Labor Relations..............................................................................34
Section 4.19        Insurance....................................................................................34
Section 4.20        Purpose of Term Loans........................................................................34
Section 4.21        Environmental Matters........................................................................34
Section 4.22        Foreign Person...............................................................................36
Section 4.23        Leases; Agreements...........................................................................36
Section 4.24        Rent Roll, Disclosure........................................................................36
Section 4.25        Zoning; Compliance with Laws.................................................................36
Section 4.26        Condition of the Towers......................................................................37
Section 4.27        Separate Tax Lot.............................................................................37
Section 4.28        Ground Leases................................................................................37
Section 4.29        Easements....................................................................................39
Section 4.30        No Synthetic Leases..........................................................................39
Section 4.31        Limited Liability Company....................................................................39


                                   SECTION 5

                              CONDITIONS PRECEDENT

Section 5.1         Conditions to Effectiveness..................................................................39
Section 5.2         Conditions to Each Term Loan.................................................................42


                                   SECTION 6

                             AFFIRMATIVE COVENANTS

Section 6.1         Financial Statements.........................................................................45
Section 6.2         Certificates; Other Information..............................................................46
Section 6.3         Payment of Obligations.......................................................................47
Section 6.4         Conduct of Business and Maintenance of Existence.............................................47
Section 6.5         Maintenance of Property; Insurance...........................................................47
Section 6.6         Inspection of Property; Books and Records; Discussions.......................................50
Section 6.7         Notices......................................................................................50
Section 6.8         Environmental Laws...........................................................................51
Section 6.9         Leases.......................................................................................51
Section 6.10        Additional Collateral; Guarantors............................................................52
Section 6.11        Post-Closing Collateral Matters..............................................................53


                                   SECTION 7

                               NEGATIVE COVENANTS

Section 7.1         Limitation on Indebtedness...................................................................53
Section 7.2         Limitation on Liens..........................................................................53
Section 7.3         Limitation on Guarantee Obligations..........................................................54
Section 7.4         Limitation on Fundamental Changes............................................................54
Section 7.5         Limitation on Sale of Assets.................................................................55
Section 7.6         Limitation on Distributions..................................................................55
Section 7.7         Limitations on Amendments to Ground Leases...................................................56
Section 7.8         Limitation on Investments, Loans and Advances................................................56
Section 7.9         Limitation on Optional Payments and Modifications of Debt Instruments........................56
Section 7.10        Limitation on Transactions with Affiliates...................................................56
Section 7.11        Limitation on Synthetic Leases and Sale/Leaseback Transactions...............................57
Section 7.12        Limitation on Changes in Fiscal Year.........................................................57
Section 7.13        Limitation on Negative Pledge Clauses........................................................57
Section 7.14        Limitation on Lines of Business..............................................................57
Section 7.15        Governing Documents..........................................................................57
Section 7.16        Limitation on Subsidiary Formation...........................................................57
Section 7.17        Limitation on Securities Issuances...........................................................57
Section 7.18        Limitation on Acquiring Materially Impaired Excluded Properties..............................57


                                   SECTION 8

                               EVENTS OF DEFAULT



                                   SECTION 9

                                   THE AGENTs

Section 9.1         Appointment..................................................................................60
Section 9.2         Delegation of Duties.........................................................................61
Section 9.3         Exculpatory Provisions.......................................................................61
Section 9.4         Reliance by Agents...........................................................................61
Section 9.5         Notice of Default............................................................................61
Section 9.6         Non-Reliance on Agents and Other Lenders.....................................................62
Section 9.7         Indemnification..............................................................................62
Section 9.8         Agents in Their Individual Capacity..........................................................62
Section 9.9         Successor Agents.............................................................................62


                                   SECTION 10

                                 MISCELLANEOUS

Section 10.1        Amendments and Waivers.......................................................................63
Section 10.2        Notices......................................................................................64
Section 10.3        No Waiver; Cumulative Remedies...............................................................65
Section 10.4        Survival of Representations and Warranties...................................................65
Section 10.5        Indemnification and Expenses.................................................................65
Section 10.6        Successors and Assigns; Participations and Assignments.......................................66
Section 10.7        Adjustments; Set-off.........................................................................68
Section 10.8        Counterparts.................................................................................68
Section 10.9        Severability.................................................................................68
Section 10.10       Integration..................................................................................68
Section 10.11       GOVERNING LAW................................................................................69
Section 10.12       Submission To Jurisdiction; Waivers..........................................................69
Section 10.13       Acknowledgements.............................................................................69
Section 10.14       WAIVERS OF JURY TRIAL........................................................................69
Section 10.15       Confidentiality..............................................................................69



SCHEDULES

         Schedule 1.0               Applicable Lending Offices; Commitments
         Schedule 3.4               Options and Warrants
         Schedule 4.8               Condemnation/Eminent Domain Proceedings
         Schedule 4.15              Subsidiaries
         Schedule 4.16              Filing Jurisdictions
         Schedule 4.19              Insurance
         Schedule 4.21              Environmental Claims
         Schedule 4.25              Zoning Proceedings
         Schedule 4.26              Damaged Improvements
         Schedule 10.6              Direct Competitors

EXHIBITS

         Exhibit A                  Form of Term Note
         Exhibit B                  Form of Pledge Agreement
         Exhibit C                  Form of Security Agreement
         Exhibit D                  Form of Secretary's Certificate
         Exhibit E                  Form of Borrowing Base Certificate
         Exhibit F-1                Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
         Exhibit F-2                Form of Opinion of Burch, Porter & Johnson PLLC
         Exhibit G                  Section 3.10 Exhibit
         Exhibit H                  Form of Officer's Certificate
         Exhibit I                  Form of Estoppel and Attornment Language
         Exhibit J                  Form of Ground Lease
         Exhibit K                  Valuation Methodology
         Exhibit L-1                Form of Parent Guarantee
         Exhibit L-2                Form of Amended & Restated Subsidiary Guarantee
         Exhibit M-1                Form of Fee Mortgage
         Exhibit M-2                Form of Leasehold Mortgage
         Exhibit N                  Form of Environmental Indemnity Agreement
         Exhibit O                  Title Endorsements
         Exhibit P                  Form of Management Agreement
         Exhibit Q                  Form of Real Estate Opinion
         Exhibit R                  Form of Assignment and Acceptance

ANNEXES

         Annex I                    Form of Notice of Borrowing
         Annex II                   Form of Notice of Prepayment
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                     AMENDED AND RESTATED CREDIT AGREEMENT

                  AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 15, 2004 by and among Pinnacle TowerS Acquisition HOLDINGS LLC (formerly, Pinnacle Towers Acquisition Inc.), a Delaware limited liability company (the "Borrower"), the lenders from time to time parties to this Agreement (the "Lenders"), MORGAN STANLEY ASSET FUNDING INC. ("Morgan Stanley"), as administrative agent (together with any successor Administrative Agent appointed pursuant to Section 9.9, in such capacity the "Administrative Agent") and collateral agent (together with any successor Collateral Agent appointed pursuant to Section 9.9, in such capacity the "Collateral Agent") for the Lenders hereunder and under the other Loan Documents (as defined below).

                                    RECITALS

                  The Borrower and Morgan Stanley, as the sole lender, entered into a Credit Agreement dated as of October 29, 2003 (as amended through the date hereof, the "Existing Credit Agreement") for the purpose of financing (a) the Cash Purchase Price (as defined therein) of Acquisitions (as defined therein), (b) Non-Maintenance Capital Expenditures (as defined therein), (c) the payment of interest and fees under the Existing Credit Agreement, and (d) the working capital of the Borrower and its Subsidiaries, as provided in the Existing Credit Agreement.

                  The Borrower has requested that the Existing Credit Agreement be amended and restated to, among other things, increase the total amount of the Term Loan Facility to $250,000,0000, appoint an administrative agent and collateral agent under the Loan Documents and include additional Lenders.

                  The parties hereto hereby agree that the Existing Credit Agreement is amended and restated to read in its entirety as follows:

                                   SECTION 1

                                  DEFINITIONS

                  Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Account Control Agreement": as defined in the Security Agreement.

                  "Acquisition": any acquisition by the Borrower or any Subsidiary of the Borrower of Towers or of all of the Capital Stock of any Person that holds Towers as a principal asset.

                  "Acquisition Price": with respect to any Tower subject to an Acquisition, the Cash Purchase Price of such Tower plus the value of any non-cash consideration paid or to be paid by the Borrower or such Subsidiary, including without limitation the assumption of Indebtedness, for such Acquisition.

                  "Administrative Agent": as defined in the preamble to this Agreement.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition and the definition of Change of Control, "control" of a Person (including, with its correlative meanings, "controlled by" and "under common control with") means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": collectively, the Administrative Agent and the Collateral Agent.

                  "Agreement": this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Lending Office": for each Lender, the lending office of such Lender designated for each Type of Term Loan on Schedule 1.0 hereto (or any other lending office from time to time notified to the Administrative Agent by such Lender) as the office at which its Term Loans are to be made and maintained.

                  "Applicable Margin": for any Term Loan of any Type, the rate per annum set forth under the relevant column heading below:

                   Base Rate Loans                Eurodollar Loans
                   ---------------                ----------------
                       2.1175%                         2.50%


                  "Approved Fund": (a) with respect to any Lender, any Bank CLO of such Lender, and (b) with respect to any Lender that is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Asset Sale": any sale, lease or other disposition of property or series of related sales, leases or other dispositions of property (excluding any such sale, lease or other disposition permitted by Sections 7.5(b), (c) and (d)).

                  "Assignee": as defined in Section 10.6(c).

                  "Assignment and Acceptance": as defined in Section 10.6(c).

                  "Attributable Indebtedness": on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

                  "Available Term Loan Commitments": an amount equal to the excess, if any, of (a) the aggregate amount of the Term Loan Commitments at such time over (b) the aggregate principal amount of Term Loans made to the Borrower prior to such time less the amount of any proceeds of Term Loans that were escrowed in connection with an Acquisition financed by Term Loans and returned to the Lenders.

                  "Availability": with respect to any Term Loan borrowing, an amount equal to the lesser of (a) the Available Term Loan Commitments at the time of such Term Loan borrowing and (b) the Borrowing Base, minus the aggregate principal amount of Term Loans outstanding at such time.

                  "Bank CLO": as to any Lender, any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender.

                  "Bankruptcy Code": Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.

                  "Base Rate": for any day, the rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.

                  "Base Rate Loans": Term Loans to which the applicable rate of interest is based upon the Base Rate.

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the preamble to this Agreement.

                  "Borrowing Base": at any time, an amount equal to 65% of the aggregate Tower Value of all Towers (after giving effect to the Acquisition for which the then current borrowing is requested); provided, however, that for purposes of determining the aggregate Tower Value of all Towers, unless otherwise expressly permitted by the Required Lenders, (1) no more than 20% of such aggregate Tower Value may be attributable to Excluded Properties, and (2) no more than 2.5% of such aggregate Tower Value may be attributable to Materially Impaired Excluded Properties.

                  "Borrowing Base Certificate": a certificate, substantially in the form of Exhibit E, with appropriate insertions, showing the Borrowing Base as of the date set forth therein, and executed on behalf of the Borrower by a duly authorized officer thereof.

                  "Borrowing Date": any Business Day specified in a Notice of Borrowing as a date on which the Borrower requests the Lenders to make Term Loans hereunder.

                  "Business": as defined in Section 4.21(b).

                  "Business Day": (i) for all purposes other than as covered by clause (ii) of this definition, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day as described in clause (i) of this definition and which is also a day on which dealings in Dollar deposits are carried out in the interbank eurodollar market.

                  "Capital Expenditures": additions to property, plant and equipment and other capital expenditures of an entity made during a period that are (or would be) set forth as capital expenditures in a consolidated statement of cash flows of such entity for such period prepared in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Cash Purchase Price": with respect to any Tower subject to an Acquisition, the amount allocated by the Borrower in good faith and in a manner consistent with the methodology set forth in Exhibit K to such Tower of the aggregate cash consideration required to be paid by the Borrower or any Subsidiary of the Borrower for such Acquisition (after giving effect to any purchase price adjustments, including any earnouts, holdbacks or prepaids which are required to be paid (or put into escrow pursuant to the purchase agreement related to such Acquisition) at or prior to such time in settlement of the final purchase price therefor), together with reasonable and customary transaction costs (including commissions), the amount of any deposits and prepayments required to be made in connection therewith, the reasonable fees and expenses of counsel to the Borrower or such Subsidiary of the Borrower for services rendered in connection with the transaction and the amount of taxes that are payable by the Borrower or such Subsidiary of the Borrower as a result of such Acquisition.

                  "Change of Control": the occurrence of any of the following:

                  (a) the Equity Investors or any Person controlled by Fortress Investment Group LLC shall directly or indirectly, cease to own and/or control in the aggregate (i) at least 51% of the voting interest in the Capital Stock of Global Signal or (ii) at least 51% of the voting and economic interest (directly or indirectly) in the Capital Stock of GSOP; or

                  (b) Global Signal shall cease to own at least 51% of the voting and economic interest in the Capital Stock of GSOP; or

                  (c) GSOP shall cease to own at least 100% of the voting and economic interest in the Capital Stock of the Borrower; or

                  (d) with respect to any direct or indirect Subsidiary of the Borrower, an event or series of events resulting in the Borrower ceasing to own directly or indirectly less than 100% of the Capital Stock of such Subsidiary (other than pursuant to a dissolution of such Subsidiary); or

                  (e) an event or series of events by which during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Global Signal, the Borrower and/or any Subsidiary of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

provided that in no event shall the merger of the Borrower with or into Global Signal or a Subsidiary of Global Signal be deemed a "Change of Control" so long as the Required Lenders reasonably determine that such merger is not adverse to their interests and provide written notice to the Borrower of the same.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall be satisfied or waived.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property and interests in property of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Collateral Agent": Morgan Stanley Asset Funding Inc., as collateral agent under the Loan Documents.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with Global Signal or the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes Global Signal or the Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code or, for purposes of the Code,
Section 414(m) or (o) of the Code.

                  "Condemnation": a temporary or permanent taking by any Governmental Authority, as the result, or in lieu, or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Mortgaged Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Mortgaged Property or any part thereof.

                  "Consolidated EBITDA": with respect to Global Signal and its consolidated Subsidiaries for any period of determination, the sum (determined on a consolidated basis), without duplication, of (a) net income for such period, plus (b) amortization, accretion and depreciation for such period, plus
(c) interest expense (determined in accordance with GAAP) for such period, plus
(d) actual taxes based on income for such period, plus (e) impairment losses for assets held for sale or use as of October 31, 2002, minus (f) gains on the disposition of assets held for sale or use as of October 31, 2002, plus (g) losses on the disposition of assets held for sale or use as of October 31, 2002, plus (h) extraordinary losses for such period, including losses on early extinguishment of debt, minus (i) extraordinary gains for such period, plus (j) losses on foreign currency exchange for such period, minus (k) gains on foreign currency exchange for such period, plus (l) costs or amortization expense associated with obtaining title insurance and mortgaging and perfecting liens on properties mortgaged to the Collateral Agent, plus (m) non-cash charges associated with the granting of stock options. For purposes of clauses (b) through (m) above, such amounts shall be deducted from, or added to, net income, in each case only to the extent such amounts were included in the calculation of net income.

                  "Consolidated Indebtedness": for any Person and its consolidated Subsidiaries at such time, the aggregate Indebtedness of such Person and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "Contingent Liability": as to any Person and its consolidated Subsidiaries, determined on a consolidated basis, any obligation or Guarantee Obligation, contingent or otherwise, of such Person or any of its consolidated Subsidiaries, having the effect of guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person or any of its consolidated Subsidiaries (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property or services for the purpose of assuring the owner of such Indebtedness of its payment or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Indebtedness or to comply with any agreement relating to any Indebtedness or obligation, but excluding endorsement of checks, drafts and other instruments in the ordinary course of business.

                  "Continue", "Continuation" and "Continued": the continuation of a Eurodollar Loan from one day to the next day.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Convert", "Conversion" and "Converted": shall refer to a conversion of Eurodollar Loans into Base Rate Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Term Loan from one Applicable Lending Office to another.

                  "Credit Exposure": as to any Lender at any time, the sum of
(a) its unutilized Term Loan Commitment, and (b) the unpaid principal amount of its Term Loan.

                  "Credit Exposure Percentage": as to any Lender at any time, the fraction (expressed as a percentage), the numerator of which is the Credit Exposure of such Lender at such time and the denominator of which is the aggregate Credit Exposures of all of the Lenders at such time.

                  "Debt for Borrowed Money": with respect to any Person and its consolidated Subsidiaries, determined on a consolidated basis, from time to time, at any date, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person or any of its consolidated Subsidiaries for borrowed money or for the deferred purchase price of property or services other than trade accounts payable and accrued expenses incurred and paid in the ordinary course of business, (ii) the maximum amount available to be drawn under all letters of credit, bankers' acceptances and similar obligations issued for the account of such Person or any of its consolidated Subsidiaries and all unpaid drawings in respect of such letters of credit, banker's acceptances and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person or any its consolidated Subsidiaries, whether or not such indebtedness has been assumed by such Person or any of its consolidated Subsidiaries, (iv) all Attributable Indebtedness of such Person or its consolidated Subsidiaries, (v) all obligations of such Person or its consolidated Subsidiaries to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, other than trade accounts payable and accrued expenses incurred and paid in the ordinary course of business, (vi) all Contingent Liabilities of such Person or its consolidated Subsidiaries that are required to be disclosed and quantified in notes of financial statements in accordance with GAAP, and (vii) all obligations of such Person or any of its consolidated Subsidiaries under any Hedge Agreement or any similar type of agreement; provided, however, that with respect to Global Signal or any of its consolidated Subsidiaries, Debt for Borrowed Money shall not include the obligations of United Kingdom Subsidiaries, unless such obligations are guaranteed by such Person or any of its consolidated Subsidiaries or any of their respective assets to secure the United Kingdom Subsidiaries obligations. The amount of any Debt for Borrowed Money at any time under (x) clause (iii) shall be equal to the lesser of (A) the stated amount of the relevant obligations, and (B) the fair market value of the property subject to the relevant Lien at such time, and (y) clause (vii) shall be the net amount at such time, including net termination payments, required to be paid to a counterparty, rather than the notional amount of the applicable Hedge Agreement.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Easement": individually and collectively, the easement interests granted to the Borrower or any Subsidiary of the Borrower by the owner of the applicable fee interest thereof on any Tower Property.

                  "Environmental Indemnity Agreement": an environmental indemnity agreement delivered by the Borrower or its Subsidiaries pursuant to
Section 5.2(d) or Section 6.10, substantially in the form of Exhibit N hereto, subject to modifications reflecting the Mortgaged Property that is the subject thereof and modifications reflecting the laws of the state in which the Mortgaged Property is located, and otherwise in form and substance satisfactory to the Collateral Agent.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, including any applicable Historical Preservation Laws.

                  "Equity Investors": Fortress Pinnacle Acquisition LLC, FRIT Pinn LLC and Greenhill Capital Partners, L.P., Greenhill Capital, L.P., Greenhill Capital Partners (Executives), L.P. and Greenhill Capital Partners (Cayman), L.P.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Estoppel": as defined in Section 4.28(f).

                  "Estoppel and Attornment Language": estoppel and attornment language substantially in the form of Exhibit I attached hereto, or such other language as may reasonably be approved by the Collateral Agent.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements current on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": for any Eurodollar Loan, with respect to each day such Eurodollar Loan is outstanding (or if such day is not a Business Day, the next succeeding Business Day), the rate per annum equal to the rate appearing at page 5 of the Telerate Screen as one-month LIBOR on such date, and if such rate shall not be so quoted, the rate per annum at which the Administrative Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, on such date by banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of any Eurodollar Loans are then being conducted for delivery on such day for a period of one month and in an amount comparable to the amount of such Eurodollar Loans to be outstanding on such day.

                  "Eurodollar Loans": Term Loans to which the applicable rate of interest is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day a Eurodollar Loan is outstanding, a rate per annum determined for such day in accordance with the following formula (rounded upwards to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                  -------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 8; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Exception Certificate": as defined in Section 2.2(c).

                  "Excluded Property": each Managed Property and each Tower classified as such in an Exception Certificate and not reclassified as a non-Excluded Property pursuant to Section 2.2(c).

                  "Excluded Taxes": as defined in Section 3.10(f).

                  "Extraordinary Receipt": any cash received by or paid to or for the account of any Person other than in the ordinary course of business in respect of tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of Recovery Events, proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and proceeds from reinsurance received in the ordinary course of business), indemnity payments, purchase price adjustments received in connection with any purchase agreement (or other similar agreement) and payments in respect of judgments or settlements of claims, litigation or proceedings; provided that Extraordinary Receipts shall not include cash receipts received from proceeds of indemnity payments or payments in respect of judgments or settlements of claims, litigation or proceedings to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against or loss by such Person and promptly applied to pay (or to reimburse such Person for its prior payment of) such claim or loss and the costs and expenses of such Person with respect thereto so long as such application is commenced prior to or within 90 days after the receipt of such proceeds, awards or payments and that any such third party being so reimbursed shall not be a Loan Party or a Subsidiary or Affiliate of a Loan Party.

                  "FAA": the Federal Aviation Administration of the United States, or any governmental agency succeeding to the function thereof.

                  "FCC": the Federal Communications Commission of the United States, or any governmental agency succeeding to the functions thereof.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Fitch": Fitch, Inc.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time, consistently applied.

                  "Global Signal": Global Signal Inc. (formerly known as Pinnacle Holdings Inc.), a Delaware corporation.

                  "Global Signal Default": any of the following:

                  (a) at any time, the Consolidated Indebtedness of Global Signal and its consolidated Subsidiaries shall exceed $685,000,000, which amount shall be inclusive of all Consolidated Indebtedness with respect to the securitization of any Towers of Global Signal and/or its Subsidiaries.

                  (b) at any time, the ratio of (i) Debt for Borrowed Money of Global Signal and its Subsidiaries on a consolidated basis at such time to (ii) Consolidated EBITDA for the period of 12 consecutive calendar months ended at or most recently prior to such time shall be greater than 6.00:1.00; provided that the calculation of Consolidated EBITDA shall be adjusted to annualize the financial results of Towers owned, leased or managed by the Borrower and its Subsidiaries for less than one year as follows: (i) the Consolidated EBITDA attributed to any Tower owned, leased or managed by the Borrower and its Subsidiaries for less than one year but greater than or equal to one month shall be the Consolidated EBITDA attributed to such Tower for the period commencing on the date of the Acquisition of such Tower through the last day of the most recently completed month times, a fraction, the numerator of which is 12 and the denominator of which is the number of calendar months completed since the date of such Acquisition, and (ii) the Consolidated EBITDA for Towers owned for less than one month shall be the estimated annual Consolidated EBITDA for such Towers based upon the budgeted annualized results of such Towers determined in a manner consistent with the methodology set forth in Exhibit K and adjusted to reflect the financial results of such Towers on a consolidated basis (as opposed to a stand-alone per Tower basis).

                  (c) Global Signal or any of its Subsidiaries shall fail to timely file all tax returns that are required to be filed by it or timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

                  "GSOP": Global Signal Operating Partnership L.P., a Delaware limited partnership and its successors and assigns.

                  "GSOP Working Capital Facility": a working capital facility provided to GSOP by Bank of America, N.A., as agent, in an aggregate principal amount of no more than $10,000,000.

                  "Governing Documents": (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Ground Lease": those certain leases for real property or rooftops entered into or acquired by the Borrower or any of its Subsidiaries for the lease of real property (including rooftops) which constitute a Tower or upon which is located a Tower (or which will constitute a Tower or upon which will be located a Tower) for the purpose of maintaining Tenant Leases (including, without limitation, all amendments, modifications, consents, estoppels and/or attornment agreements related thereto).

                  "Ground Leased Properties": the Towers that are subject to a Ground Lease.

                  "Ground Lessee": with respect to any Ground Lease, the Borrower or any Subsidiary of the Borrower that is the tenant under such Ground Lease.

                  "Ground Lessors": the landlords under the Ground Leases.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) the creation of which induces the guaranteeing person to issue a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made, and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Hedge Agreement": any interest rate or currency swap, cap or collar agreement or similar arrangement or foreign exchange contract entered into by any Person or its consolidated Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Historical Preservation Laws": the National Historic Preservation Act of 1966 and each historic preservation program of any State under and in conjunction with the National Historic Preservation Act of 1966 and any similar foreign, Federal, state, local or municipal laws, rules or regulations, orders, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law).

                  "Improvements": all buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements of every kind and nature now or hereafter located on any Tower Property.

                  "Indebtedness": of any Person at any date, without duplication, (a) all Debt for Borrowed Money of such Person, (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all Attributable Indebtedness of such Person, (d) all liabilities referred to in clauses (a), (b), (c) and (e) of this definition secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (d) above. The amount of any Indebtedness under clause (d) shall be equal to the lesser of (i) the stated amount of the relevant obligations, and (ii) the fair market value of the property subject to the relevant Lien.

                  "Individual Property Material Adverse Effect": with respect to any Property, any material adverse effect upon the value of, or cash flow from, such Property or the operation thereof.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Interest Payment Date": as to each Term Loan, (a) the first Business Day of each calendar month (commencing on the first Business Day of the first calendar month following the Closing Date) immediately following delivery of a written notice by the Administrative Agent to the Borrower setting forth in reasonable detail the amount of accrued and unpaid interest thereon at such time or (b) the date of any repayment or prepayment in respect thereof.

                  "Investment Company Act": as defined in Section 4.14.

                  "Lease": any lease, tenancy, license, assignment and/or other rental or occupancy agreement or other agreement or arrangement (including, without limitation, any and all guarantees of any of the foregoing) heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Tower Properties or any portion thereof, including any extensions, renewals, modifications or amendments thereof.

                  "Leased Property": all real property that is leased or occupied pursuant to an easement by the Borrower and its Subsidiaries, in each case, together with all fixtures and appurtenances thereon.

                  "Lenders": the initial Lenders and any other lender that becomes a party hereto pursuant to Section 10.6.

                  "License": with respect to any Person, any license, permit, consent, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by, or any filing or registration with, any Governmental Authority or third Person (including without limitation the FCC and the FAA) necessary for such Person to own, build, maintain or operate its business or property.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Synthetic Lease or Financing Lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

                  "Loan Documents": this Agreement, the Term Notes, the Parent Guarantee, the Amended & Restated Subsidiary Guarantees, the Security Documents and any Environmental Indemnity Agreement.

                  "Loan Parties": the Borrower, Global Signal, GSOP and each Subsidiary of the Borrower which is a party to any Loan Document.

                  "Maintenance Capital Expenditures": Capital Expenditures incurred solely to maintain Towers owned or leased by the Borrower and its Subsidiaries in their existing state.

                  "Managed Properties": the Towers that are subject to a Site Management Agreement.

                  "Management Agreement": the Management Agreement between the Borrower or any of its Subsidiaries and Global Signal Services LLC dated September 25, 2003 (as amended and modified by that certain Assignment and Assumption of Management Agreement, dated February 5, 2004 and that certain First Amendment to Management Agreement, dated as of May 13, 2004), a copy of which has been delivered to the Lenders, and any management agreement which may hereafter be entered into in accordance with the terms and conditions hereof, pursuant to which any subsequent Manager may hereafter manage one or more of the Tower Properties (as such management agreement may be amended or modified pursuant to a written instrument in form and substance reasonably satisfactory to the Required Lenders).

                  "Manager": Global Signal Services LLC or another reputable management company reasonably acceptable to the Required Lenders with experience managing properties similar to the Towers.

                  "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of Global Signal and its Subsidiaries, taken as a whole, or the Borrower and its Subsidiaries, taken as a whole, respectively or (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Agents or the Lenders thereunder except, for purposes of this clause (b) only, with respect to any Mortgage to the extent of any Permitted Exceptions specified by the Borrower for such Mortgage or the Property subject thereto.

                  "Material Agreement": the Site Management Agreements and any contract or agreement, or series of related agreements, by the Borrower or any of its Subsidiaries relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Towers under which there is an obligation of the Borrower or any Subsidiary of the Borrower, in the aggregate, to pay, or under which any of the Borrower or any Subsidiary of the Borrower receives in compensation, more than $250,000 per annum, other than (i) the Management Agreement, and (ii) any agreement which is terminable by the Borrower or any Subsidiary of the Borrower on not more than sixty (60) days prior written notice without any fee or penalty.

                  "Material Lease": any Lease, or series of related Leases, by the Borrower or any Subsidiary of the Borrower of space at one or more of the Towers which (i)(a) either (x) provides for annual rent or other payments in an amount equal to or greater than $250,000, or (y) (1) has a term (including all extensions and renewals which are unilaterally exercisable by the tenant thereunder) of more than ten (10) years, and (2) provides for annual rent or other payments in an amount equal to or greater than $25,000, and (b) may not be cancelled by the Borrower or such Subsidiary, as applicable, on thirty (30) days' notice without payment of a termination fee, penalty or other cancellation fee, or (ii) obligates the Borrower or such Subsidiary, as applicable, to make any improvements to the Towers either directly or through cash allowances (including, without limitation, free rent, tenant improvement allowances, or landlord's construction work) to the applicable tenant in excess of $100,000.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or which form the basis of liability under, any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea formaldehyde insulation, medical waste, radioactive materials and electromagnetic fields.

                  "Materially Impaired Excluded Properties": Excluded Properties which have been designated as such by the Borrower because either
(i) the representations and warranties set forth in Section 4.6 and Section
4.21 would not be true for such Excluded Properties (excluding any such representation and warranty relating to Historical Preservation Laws) or (ii) the Borrower would be unable to comply with Section 6.8 (other than the failure to comply with any Historical Preservation Law) due to conditions existing on such Excluded Properties at the time of acquisition by the Borrower.

                  "Maturity Date": October 1, 2005.

                  "Moody's": Moody's Investors Service, Inc.

                  "Mortgage": a mortgage delivered by the Borrower or its Subsidiaries pursuant to Section 5.2(d) or Section 6.10, substantially in the form of Exhibit M-1 hereto, with respect to Tower Properties owned by the Borrower or any of its Subsidiaries in fee, or in the form of Exhibit M-2 hereto, with respect to Tower Properties in which the Borrower or any of its Subsidiaries has a leasehold interest, in each case subject to modifications reflecting the Mortgaged Property that is the subject thereof and modifications reflecting the laws of the state in which the Mortgaged Property is located, and otherwise in form and substance reasonably satisfactory to the Collateral Agent.

                  "Mortgaged Property": any Tower Property that is subject to a Mortgage.

                  "Multiemployer Plan": a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA and which is subject to Title IV of ERISA.

                  "Net Cash Proceeds": the gross cash proceeds received by the Borrower or any of its Subsidiaries in connection with or as a result of (a) any sale of any assets, (b) the issuance of any Indebtedness, (c) the issuance of any equity (other than equity issued to a Loan Party by another Loan Party), and (d) the receipt of any capital contributions (other than by a Loan Party with respect to capital contributions made by another Loan Party) or Extraordinary Receipts, MINUS with respect to each of the foregoing (so long as each of the following are estimated in good faith by the management of the Borrower and certified to the Administrative Agent in reasonable detail by a Responsible Officer) (i) actual taxes paid or payable with respect to such asset sale or Recovery Event (if any) in an amount equal to the tax liability of the Borrower or any of its Subsidiaries in respect of such sale or Recovery Event (taking into account all tax benefits of each of the parties), (ii) reasonable and customary transaction costs payable by the Borrower or any such Subsidiary of the Borrower to any Person that is not an Affiliate or an Equity Investor or Affiliate of an Equity Investor related to such transaction, (iii) Indebtedness secured by the assets sold or otherwise subject to a Recovery Event that is immediately repaid as a consequence of such sale, except Indebtedness that constitutes any of the Obligations, (iv) with respect to clause (a), the portion of such cash proceeds reserved for post-closing adjustments, including, without limitation, indemnification payments and purchase price adjustments which are held in a third-party escrow account or in a segregated deposit account in which the Collateral Agent has a first priority perfect security interest; provided that on the date all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount exceeds the actual post-closing adjustments payable by the Borrower or any of its Subsidiaries shall constitute Net Cash Proceeds on such date, and
(v) with respect to clause (a), an amount, not in excess of the taxable gain recognized on such asset sale, necessary to meet the REIT Distribution Requirement with respect thereto.

                  "Non-Excluded Taxes": as defined in Section 3.10(a).

                  "Non-Exempt Lender": as defined in Section 3.10(f).

                  "Notice of Borrowing": as defined in Section 2.2.

                  "Obligations": the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Term Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Term Loans, and all other obligations and liabilities of the Loan Parties to the Agents and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with this Agreement, the Term Notes, the Parent Guarantee, each Amended & Restated Subsidiary Guarantee and the Security Documents, and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agents and the Lenders that are required to be paid by a Loan Party pursuant to the terms of the Loan Documents) or otherwise.

                  "Oral Tenant Leases": those Tenant Leases which are oral and not subject to any written agreement.

                  "Other Taxes": as defined in Section 3.10(b).

                  "Owned Property": all real estate owned in fee by the Borrower and its Subsidiaries, together with any fixtures and appurtenances thereon.

                  "Parent Guarantee": the Parent Guarantee dated as of the date hereof made by GSOP in favor of the Collateral Agent for the benefit of the Agents and the Lenders, substantially in the form of Exhibit L-1 (which supersedes the Limited Guarantee under the Existing Credit Agreement), as the same may be amended, supplemented and otherwise modified from time to time.

                  "Participant": as defined in Section 10.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Exceptions": with respect to any Tower, other than any Materially Impaired Excluded Property to which the Required Lenders have not given their consent pursuant to Section 7.18, each of the events, circumstances, occurrences or conditions specified in the Exception Certificate with respect to such Tower.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Global Signal, the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

                  "Pledge Agreement": the Amended and Restated Pledge Agreement dated as of the date hereof made by the Borrower, Global Signal, Pinnacle Towers Acquisition LLC, Tower Ventures III, LLC and any Person that becomes a party thereto pursuant to Section 5(e) thereof in favor of the Collateral Agent, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Prescribed Laws": collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. ss. 1701 et seq., and (d) all other Legal Requirements relating to money laundering or terrorism.

                  "Properties": as defined in Section 4.21(a).

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

                  "Refinancing Event": a securitization by Global Signal or any Subsidiary of Global Signal in respect of Towers or related assets, or a bank and/or bond, initial public offering, equity or other financing transaction by Global Signal or a Subsidiary of Global Signal or the occurrence of a Change in Control; provided that none of the following shall constitute a Refinancing
Event: (i) the issuance of stock or stock options pursuant to an employee stock or stock option compensation plan; (ii) the issuance of stock pursuant to the exercise of any options or warrants outstanding as of the Closing Date and set forth on Schedule 3.4; (iii) any secondary public offering of common stock of Global Signal that does not result in a Change of Control; (iv) one or more debt financings, other than to the Borrower or any Subsidiary of the Borrower, in an aggregate principal amount of no more than $10,000,000; and (v) the GSOP Working Capital Facility.

                  "Register": as defined in Section 3.2(c).

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "REIT Distribution Requirement": distributions in an amount reasonably necessary to enable Global Signal to pay the dividends required to maintain its REIT Status and not be subject to corporate level tax based on income or to excise tax under Section 4981 of the Code.

                  "REIT Status": with respect to any Person, such Person's status as a real estate investment trust, as defined in Section 856(a) of the Code, that satisfies the conditions and limitations set forth in Section 856(b) and 856(c) of the Code.

                  "Rents": as defined in the Mortgages.

                  "Rent Roll": individually, the rent roll for any Tower, and, collectively, the rent rolls for all of the Towers, as updated on a monthly basis pursuant to Section 6.2(c).

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .21, .22, .23, .26, .27 or .28 of PBGC Reg. ss. 4043.

                  "Required Lenders": at any time, Lenders the Credit Exposure Percentages of which aggregate more than 50%.

                  "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": as to any Loan Party or Global Signal, the chief executive officer and the president of such entity (or, if none, a direct or indirect parent company of such entity acting on behalf of such entity) or, with respect to financial matters, the chief financial officer or treasurer of such entity (or, if none, a direct or indirect parent company of such entity acting on behalf of such entity) or any individual performing the functions of the foregoing officers pursuant to a Management Agreement.

                  "Restricted Payments": as defined in Section 7.6.

                  "Section 3.10 Certificate": as defined in Section 3.10(f)(2).

                  "Security Agreement": the Amended and Restated Security Agreement dated as of the date hereof made by the Borrower, Pinnacle Towers Acquisition LLC, Global Signal REIT Savings TRS, Inc., Tower Ventures III, LLC, TVHT, LLC, and any Person that becomes a party thereto pursuant to Section 18 thereof in favor of the Collateral Agent, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Security Documents": the collective reference to the Account Control Agreements, the Pledge Agreement, the Security Agreement, the Mortgages and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any asset or assets of any Person in favor of the Collateral Agent for the benefit of the Agents and the Lenders to secure any of the Obligations or to secure any guarantee of any such Obligations.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Site Management Agreements": those certain leases, management agreements, or similar agreements pursuant to which the Borrower or any Subsidiary of the Borrower is authorized to sublease or otherwise broker space on any Tower Properties.

                  "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantee": a Guarantee made by each Subsidiary of the Borrower in favor of the Collateral Agent for the benefit of the Agents and the Lenders, substantially in the form of Exhibit L-2, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Synthetic Lease": any lease entered into in connection with the lease or acquisition of fixed assets which is treated under GAAP as an operating lease but for tax purposes as a capital lease.

                  "Taxes": as defined in Section 3.10(a).

                  "Tenant Leases": each Lease of space by the Borrower or any Subsidiary of the Borrower on any Tower.

                  "Termination Date": the earlier of (a) the Maturity Date, (b) the date on which Refinancing Event shall occur, and (c) the date on which the Term Loans shall become due and payable pursuant to Section 8.

                  "Term Loan": as defined in Section 2.1.

                  "Term Loan Commitment": with respect to any Lender, the obligation of such Lender to make one or more Term Loans to the Borrower hereunder from and after the Closing Date pursuant to Section 2.1 in a principal amount equal to the amount set forth opposite such Lender's name on
Schedule 1.0 under the caption "Term Loan Commitment", or, as the case may be, in the assignment agreement pursuant to which such Lender became a party hereto, as such amount may be changed from time to time in accordance with the provisions of this Agreement. The original aggregate amount of the Term Loan Commitments is $250,000,000.

                  "Term Loan Facility": the Term Loan Commitments and the Term Loans made thereunder.

                  "Term Note": as defined in Section 3.2(e).

                  "Threshold Amount": with respect to Global Signal and its Subsidiaries, $1,000,000, and with respect to the Borrower and its Subsidiaries, $100,000.

                  "Title Company": either of Chicago Title Insurance Company, a Missouri corporation, Fidelity, First American Title or such other title company reasonably acceptable to the Collateral Agent.

                  "Title Policies": collectively, the ALTA mortgagee policies of title insurance pertaining to the Mortgages issued by the Title Company to the Collateral Agent.

                  "Towers": (i) any wireless communications towers owned, leased or managed (or to be owned, leased or managed) by the Borrower or its Subsidiaries, including any rooftop or other sites owned, leased or managed by the Borrower or its Subsidiaries, together with any real estate, fixtures and appurtenances that accompany the towers, rooftops or other sites, and (ii) any fee simple interest or long-term easement in or on any real property on which wireless communications towers are built.

                  "Tower Cash Flow": for any relevant period with respect to any Tower, an amount equal to (i) the annualized amount of the rent then payable by all lessees under Tenant Leases with respect to such Tower, or, in the case of a Tower that is a Managed Property, the revenue received by the Borrower or any of its Subsidiaries under the Site Management Agreement for such Tower (net of any payments required to be remitted by the Borrower or its Subsidiaries to the owner or lessor of such Tower), less (ii) the sum of (a) annualized current insurance expense, real estate and property taxes, ground lease payments (if any) and amounts payable to a third party owner under any Site Management Agreement (if applicable) with respect to such Tower; (b) trailing twelve-month Maintenance Capital Expenditures and other expenses in respect of such Tower for utilities, licensing and permitting (provided, that in no event shall Maintenance Capital Expenditures be deducted in respect of any Tower the maintenance of which is the obligation of a Person other than the Borrower or one or more of its Subsidiaries); and (c) a management fee equal to the greater of (x) 10% of the annualized amount of the rent then payable by all lessees under Tenant Leases at such Tower, and (y) the actual contractual management fees for such Tower. For purposes of clause (ii)(a) of this definition, the amount of "current" expenses, taxes and other payments shall be determined, at the time of the Acquisition of such Tower, in accordance with the methodology set forth in Exhibit K, and, at any time thereafter, based on the actual amount of such expenses, taxes and other payments. For purposes of clause (b) of this definition, the calculation of the trailing twelve-month Maintenance Capital Expenditures and other expenses shall be based on (i) at the time of the Acquisition of such Tower and for three months thereafter, (A) with respect to Maintenance Capital Expenditures, the higher of the actual annual budgeted Maintenance Capital Expenditures for such Tower and $700, and
(B) with respect to all other expenses, the information obtained from the seller of such Tower pursuant to the pre-acquisition due diligence process of the Loan Parties, and (ii) at any time after the third month until the first anniversary of the Acquisition of such Tower, the actual amount of such Maintenance Capital Expenditures and other expenses, annualized based on the number of months that have passed since the date of such Acquisition.

                  "Tower Property": any fee interest, leasehold interest or easement interest in any real property that supports a Tower.

                  "Tower Value": for any Tower, the lesser of (a) the Acquisition Price of such Tower and (b) an amount equal to (x) the Tower Cash Flow of such Tower, divided by (y) 7%.

                  "Transferee": as defined in Section 10.6(e).

                  "Type": as to any Term Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "United Kingdom Subsidiaries": collectively, all direct or indirect Subsidiaries of Global Signal organized under the laws of the United Kingdom, including without limitation, Pinnacle Towers Ltd. Section 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Term Notes or any other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. (b) As used herein and in any Term Notes, any other Loan Documents and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   SECTION 2

                   AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

                  Section 2.1 Term Loan Commitments.

                  (a) Subject to the terms and conditions hereof, each Lender agrees to make term loans ("Term Loans") to the Borrower from time to time during the period from and including the Closing Date until but excluding the Termination Date up to an aggregate principal amount not to exceed its respective Term Loan Commitment. Amounts prepaid or repaid on the Term Loans may not be reborrowed; provided, however, that (i) any portion of the Cash Purchase Price in respect of any Acquisition that is escrowed and subsequently returned to the Borrower or its Subsidiaries shall be promptly paid to Administrative Agent for distribution to the Lenders and, upon receipt by the Administrative Agent, may be reborrowed, and (ii) Term Loans issued under the Existing Credit Agreement and repaid prior to the Closing Date shall not constitute borrowings under this Agreement or utilization of the Term Loan Commitment.

                  (b) The Term Loans shall be Eurodollar Loans unless and until the Administrative Agent notifies the Borrower that it is converting, pursuant to Section 3.1(c), Section 3.6 or Section 3.8, the Eurodollar Loans to Base Rate Loans.

                  Section 2.2 Procedure for Borrowing.

                  (a) The Borrower may borrow under the Term Loan Facility on any Business Day prior to the Termination Date in an aggregate principal amount not exceeding the Availability at such time; provided that the Borrower shall give the Administrative Agent irrevocable notice substantially in the form of Annex I (a "Notice of Borrowing") (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, two Business Days prior to the requested Borrowing Date), specifying:

                  (i) the amount to be borrowed;

                  (ii) the requested Borrowing Date;

                  (iii) wire instructions of the seller party to any Acquisition (or other Persons) to which any portion of the Cash Purchase Price of any Acquisition to be financed with such borrowing is to be provided, including any such portion which is to be paid following consummation of such Acquisition in respect of post-closing adjustments, including, but not limited to, holdbacks and earnouts;

                  (iv) the amount specified in any Notice of Borrowing may be adjusted upward or downward by up to 10% of such amount upon written notice to the Administrative Agent no later than one Business day prior to the requested Borrowing Date; provided that such adjustments shall not be deemed in any way limit or modify the conditions to borrowing set forth in Section 5.2 and shall be subject to the Availability for such Term Loan borrowing; and

                  (v) upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 11:00 a.m. on the Borrowing Date specified in the Notice of Borrowing for any borrowing, each Lender shall make available to the Administrative Agent at its office specified in Section 10.2 the amount of such Lender's pro rata share of such borrowing in immediately available funds. The Administrative Agent shall on such date credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  (b) No later than three Business Days prior to the proposed Borrowing Date, the Borrower shall also deliver to the Administrative Agent the following (and the obligation of the Lenders to make the requested Term Loan on the proposed Borrowing Date is contingent on the timely receipt thereof):

                  (i) a calculation of the Availability, certified by a Responsible Officer of the Borrower;

                  (ii) a Borrowing Base Certificate showing the Borrowing Base as of such Borrowing Date after giving effect to such Term Loan;

                  (iii) (A) a written instruction signed by a Responsible Officer of the Borrower directing the Administrative Agent to wire the proceeds of the Term Loans to the accounts and Persons specified in such Notice of Borrowing, and (B) a report specifying for each Tower being acquired with such borrowing, (1) the "Tower Identifier" (name/ID) of such Tower, (2) the latitude and longitude of such Tower,
         (3) the Acquisition Price of such Tower, (4) the projected monthly Tower Cash Flow for such Tower, and (5) whether the Tower will be owned in fee, or subject to a Ground Lease, a Site Management Agreement or an Easement; and

                  (iv) (A) a statement certified by a Responsible Officer of the Borrower of the internal valuation of each Tower being acquired with such borrowing determined in accordance with the methodology set forth on Exhibit K together with the calculation therefor shown in reasonable detail, and (B) a database search environmental report prepared by Martin and Associates or a consultant pre-approved and jointly retained by the Borrower and the Collateral Agent on the property where each such Tower is located.

                  (c) If any Tower to be acquired by the Borrower or any of its Subsidiaries would, upon acquisition, result in a breach of any representation and warranty set forth in this Agreement or in any other Loan Document, a failure to comply with the covenant set forth in Section 6.8, or a failure to comply with any of the conditions set forth in Section 5.2(d)(v) due to events, circumstances, occurrences or conditions concerning such Tower, the Borrower shall deliver a certificate to the Administrative Agent from a Responsible Officer of the Borrower prior to the Acquisition of such Tower (and if being acquired with a borrowing, no later than three Business Days prior to the proposed Borrowing Date for such borrowing), specifying in reasonable detail by Tower each such event, circumstance, occurrence or condition (an "Exception Certificate"). The Borrower may at any time, including in a Notice of Borrowing, reclassify (i) any Excluded Property as a non-Excluded Property,
(ii) any Materially Impaired Excluded Property as an Excluded Property or a non-Excluded Property and (iii) any Tower (not so designated) as an Excluded Property or a Materially Impaired Excluded Property.

                  (d) The Administrative Agent will make, subject to the satisfaction of the conditions precedent set forth in Section 5, each such requested borrowing available to the Borrower (as adjusted pursuant to Section 2.2(a)(iv)) by wiring the funds to the accounts specified in such Notice of Borrowing.

                  Section 2.3 Termination or Reduction of Term Loan Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Term Loan Commitments or, from time to time, to reduce the amount of the Term Loan Commitments. Any such reduction shall be in an amount equal to $500,000 or a whole multiple thereof and shall reduce permanently the Term Loan Commitments then in effect.

                                   SECTION 3

                  GENERAL PROVISIONS APPLICABLE TO TERM LOANS

                  Section 3.1 Interest Rates and Payment Dates.

                  (a) Each Eurodollar Loan shall bear interest at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (c) If all or a portion of (i) any principal of any Term Loan, (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), (x) at the option of the Administrative Agent or the Required Lenders and upon notice to the Borrower, each Eurodollar Loan shall convert to a Base Rate Loan and shall not, during such time as such amounts remain unpaid, be convertible into a Eurodollar Loan, and (y) the principal of all overdue Term Loans and any such overdue interest or other amount shall bear interest at a rate per annum which is the rate that would otherwise be applicable to the Term Loans pursuant to the foregoing provisions of this Section plus 5%, in each case from the date of such non-payment until such overdue principal, interest or other amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  Section 3.2 Repayment of Term Loans; Evidence of Debt.

                  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender the principal amount of each Term Loan on the Termination Date. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 3.1. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Term Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain a register (the "Register") as agent for the Borrower in which shall be recorded (i) the name and address of each Lender (including any Assignee, successor and participants), (ii) the amount of each Term Loan made hereunder and any Term Note evidencing such Term Loan and the Type thereof, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrower, and (v) each assignment and participation of the Term Loan or the Term Loan Commitment pursuant to Section 10.6.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 3.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded (absent manifest error); provided, however, that the failure of the Administrative Agent to maintain the Register or any Lender to maintain such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Term Loans made to the Borrower by such Lender in accordance with the terms of this Agreement. Any assignment or transfer by any Lender of its rights and obligations under this Agreement pursuant to and in accordance with
Section 10.6 that is not recorded in accordance with this Section 3.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.6.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Term Loans of such Lender, substantially in the form of Exhibit A, with appropriate insertions as to date and principal amount (a "Term Note").

Section 3.3 Optional Prepayments. The Borrower may at any time and from time to time prepay the Term Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent (in the form of Annex II) prior to 12:00 noon, New York City time, at least three Business Days prior thereto, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. Partial prepayments pursuant to this Section shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Amounts prepaid pursuant to this Section 3.3, except with respect to amounts described in the proviso to Section 2.1(a), may not be reborrowed Section

3.4 Mandatory Prepayments.

                  (a) If on any date on which a Borrowing Base Certificate is delivered pursuant to Section 6.2(c), the aggregate amount of Term Loans outstanding exceeds the Borrowing Base, the Borrower shall prepay the Term Loans in an amount equal to the amount of such excess no later than the Business Day immediately following the date of delivery of such Borrowing Base Certificate.

                  (b) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from (i) any incurrence of Indebtedness by the Borrower or any of its Subsidiaries, other than Indebtedness permitted pursuant to Section 7.1, (ii) any sale or issuance of Capital Stock by or receipt of any capital contribution to the Borrower or any of its Subsidiaries (other than Capital Stock issued by a Loan Party to another Loan Party or GSOP or capital contributions received by a Loan Party from another Loan Party or GSOP), (iii) any Asset Sale or (iv) any Extraordinary Receipts, then 100% of such Net Cash Proceeds shall be applied on the third Business Day following receipt of such Net Cash Proceeds (or in the case of clauses (iii) and (iv), following receipt of Net Cash Proceeds from any individual event or series of events in an aggregate amount of $50,000) toward the prepayment of the Term Loans.

                  (c) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Recovery Event, 100% of such Net Cash Proceeds shall be applied on the third Business Day following receipt of such Net Cash Proceeds toward the prepayment of the Term Loans; provided that such prepayment shall not be required if all of the following requirements are satisfied: (i) the aggregate amount of all such Net Cash Proceeds is not greater than $5,000,000, (ii) such Net Cash Proceeds are (A) reinvested in other like assets within 270 days of the Recovery Event that gave rise to such Net Cash Proceeds or (B) committed to be reinvested in other like assets within 270 days of such Recovery Event and reinvested in such assets within 365 days of such Recovery Event, (iii) such Net Cash Proceeds are held in a segregated deposit account that is subject to a perfected first priority security interest in favor of Collateral Agent for the benefit of the Agents and the Lenders, and
(iv) the reinvestment or commitment to reinvest such Net Cash Proceeds pursuant to clause (ii) above is pre-approved in writing by the Required Lenders in their reasonable discretion.

                  (d) If on any day a Refinancing Event shall occur, then the Borrower shall prepay in full and in cash the Term Loans, any unpaid interest thereon and the amount of any other Obligations then outstanding.

                  (e) Amounts prepaid pursuant to this Section 3.4 may not be reborrowed.

                  (f) Any prepayment of Term Loans and/or reduction of Term Loan Commitments pursuant to this Section, and the rights of the Lenders in respect thereof, are subject to the provisions of Section 3.7.

                  Section 3.5 Computation of Interest and Fees.

                  (a) Interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower of each determination of a Eurodollar Rate. Any change in the interest rate on a Term Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

                  Section 3.6 Inability to Determine Interest Rate. If on any day:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate; or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined on such day will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their Eurodollar Loans, then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the Term Loan Facility requested to be made on such day shall be made as Base Rate Loans, (y) any Base Rate Loans that were to have been Converted on such day to Eurodollar Loans shall be Continued as Base Rate Loans, and (z) any outstanding Eurodollar Loans shall be Converted on such day to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the Term Loan Facility shall be made or Continued as such. The Administrative Agent shall withdraw any such notice pursuant to clause (a) above if the Administrative Agent determines that the relevant circumstances have ceased to exist.

                  Section 3.7 Pro Rata Treatment and Payments(a) . (a) Each borrowing by the Borrower from the Lenders hereunder and any reduction of the Term Loan of the Lenders shall be made pro rata according to the respective Credit Exposure Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Lenders.

                  (b) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 noon, New York City time, on the due date thereof to the Administrative Agent at the Administrative Agent's office specified in Section 10.2, in Dollars and in immediately available funds. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its pro rata share of such borrowing available to the Administrative Agent in accordance with Section 2.2(a), the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's pro rata share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.

                  Section 3.8 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans and Continue Eurodollar Loans as such shall forthwith be cancelled, and (b) such Lender's Term Loans then outstanding as Eurodollar Loans, if any, shall be Converted automatically to Base Rate Loans.

                  Section 3.9 Requirements of Law.

                  (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to (A) the date that such Lender became a party to this Agreement, (B) with respect to a transfer or assignment made pursuant to Section 10.6(b) or (c) hereof, the effective date of such transfer or assignment, except to the extent that such Transferee's predecessor was entitled to such amounts or (C) with respect to the designation of a new lending office, the effective date of such designation:

                  (i) does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Term Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes resulting from such Lender's failure to comply with the provisions of Section 3.10 hereof and changes in the rate or manner of determination of tax on the overall net income of such Lender together with, in each case, any interest, penalties or additions to such taxes);

                  (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate; or

                  (iii) does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, Continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly, after receiving notice as specified in clause (c) of this Section, pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.9, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

                  (d) Any Lender, if claiming any additional amounts payable pursuant to this Section 3.9 or Section 3.10, shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as, in its sole determination, such efforts would not be disadvantageous to it) to file any certificate or document reasonably requested in writing by the Borrower if the making of such a filing would avoid the need for or reduce the amount of any such additional amounts.

                  Section 3.10 Taxes.

                  (a) Any and all payments by the Borrower under or in respect of this Agreement or any other Loan Documents to which the Borrower is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, "Taxes"), unless required by law. If the Borrower shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Loan Documents to any Lender, (i) Borrower shall make all such deductions and withholdings in respect of Taxes, (ii) Borrower shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with the applicable Requirement of Law, and (iii) the sum payable by Borrower shall be increased as may be necessary so that after Borrower has made all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.10) such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement and except as otherwise provided in Section 3.10(f) and Section 3.10(g), the term "Non-Excluded Taxes" are Taxes other than, in the case of each Lender, Taxes that are imposed on or measured by its overall net income (including franchise taxes imposed in lieu thereof and branch profit taxes, and including penalties, interest and additions to Tax with respect thereto), by the jurisdiction under the laws of which such Lender is organized or of its Applicable Lending Office, or any political subdivision thereof, unless Taxes are imposed as a result of a connection that arises solely from such Lender having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Loan Documents (in which case such Taxes will be treated as Non-Excluded Taxes).

                  (b) In addition, Borrower hereby agrees to pay any present or future stamp, recording, documentary, excise, property or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Loan Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Loan Document (collectively, "Other Taxes").

                  (c) Borrower hereby agrees to indemnify each Lender for, and to hold each of them harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed on or paid by such Lender, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, in each case, imposed by any jurisdiction on amounts payable under this Section 3.10. The indemnity by Borrower provided for in this Section 3.10(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Borrower under the indemnity set forth in this Section 3.10(c) shall be paid within ten (10) days from the date on which the applicable Lender, as the case may be, makes written demand therefor, and provides to Borrower any notice or assessment made for such Non-Excluded Taxes or Other Taxes received by such Lender from a Governmental Authority or tax authority.

                  (d) Any Lender that receives additional payments from the Borrower pursuant to Sections 3.10(a), (b) or (c) shall take all reasonable actions (consistent with its internal policy and legal and regulatory restrictions) requested by Borrower to assist Borrower, as the case may be, at the sole expense of Borrower, to recover from the relevant taxation authority or other Governmental Authority any Taxes in respect of which amounts were paid by Borrower pursuant to Sections 3.10(a), (b) or (c). However, such Lender will not be required to take any action that would be, in the sole judgment of such Lender, legally inadvisable, or commercially or otherwise disadvantageous to such Lender in any respect, and in no event shall such Lender be required to disclose any tax returns or any other information that, in the sole judgment of such Lender is confidential.

                  (e) Within 30 days after the date of any payment of Taxes pursuant to Section 3.10, Borrower (or any Person making such payment on behalf of Borrower) shall furnish to the applicable Lender a certified copy of the original official receipt evidencing payment thereof. In the case of any payment under or in respect of this Agreement or any of the other Loan Documents by or on behalf of Borrower through an account or branch outside the United States, or on behalf of Borrower by a payor that is not a United States person, if Borrower determines that no Taxes are payable in respect thereof, Borrower shall furnish, or shall cause such payor to furnish, to the applicable Lender an opinion of counsel reasonably acceptable to the applicable Lender stating that such payment is exempt from Taxes. For purposes of this Section 3.10(e) and subsection (f) of this Section 3.10, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (f) On or before the first payment date hereunder to which each Lender (including any participant, assignee or successor) is entitled, and from time to time thereafter if requested in writing by Borrower (but only so long as such Lender remains lawfully able to do so), any Lender that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include "Incorporated," "Inc.," "Corporation," "Corp.," "P.C.," "insurance company," or "assurance company" (a "Non-Exempt Lender"), shall deliver or cause to be delivered to Borrower the following properly completed and duly executed documents:

                           (1) a complete and executed (x) U.S. Internal
                  Revenue Form W-8BEN with Part II completed in which a Lender claims the benefits of a tax treaty with the United States providing for a reduced or zero rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor form thereto); or

                           (2) in the case of an individual, (x) a complete and
                  executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit G (a "Section 3.10 Certificate") or (y) a complete and executed Internal Revenue Service Form W-9 (or any successor form thereto); or

                           (3) in the case of a Non-Exempt Lender that is
                  organized under the laws of the United States, any State thereof, or the District of Columbia, (x) a complete and executed Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments or (y) if such Non-Exempt Lender is disregarded for federal income tax purposes, the documents that would be required by clause
                  (1), (2), (3), (4) or (5) with respect to its beneficial owner if such beneficial owner were Lender; or

                           (4) in the case of a Non-Exempt Lender that (i) is
                  not organized under the laws of the United States, any State thereof, or the District of Columbia, and (ii) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN claiming a zero rate of withholding (or any successor forms thereto) and a Section 3.10 Certificate; or

                           (5) in the case of a Non-Exempt Lender that (A) is
                  treated as a partnership or other non-corporate entity, or is disregarded for U.S. federal income tax purposes, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, a (x) a complete and executed Internal Revenue Service Form W-8IMY (including all required documents and attachments) (or any successor form thereto), and (y)(i) a Section 3.10 Certificate, and (ii) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, "beneficial owners"), the documents that would be required by clause (1), (2), (3), (4) or this clause (5) with respect to each such beneficial owner if such beneficial owner were a Lender; provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Lender is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (5) are otherwise determined to be unnecessary, all such determinations under this clause (5) to be made in the sole discretion of Borrower.

                  If the forms referred to above in this Section 3.10(f) that are provided by a Lender at the time such Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than "Non-Excluded Taxes" ("Excluded Taxes") and shall not qualify as Non-Excluded Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, Lender assignor was entitled to indemnification or increased amounts under this Section 3.10, then the Lender assignee shall be entitled to indemnification or increased amounts to the extent (and only to the extent) that the Lender assignor was entitled to such indemnification or increased amounts for Non-Excluded Taxes, and the Lender assignee shall be entitled to additional indemnification or increased amounts for any other or additional Non-Excluded Taxes. Any additional Taxes in respect of a Lender that result solely and directly from a change in the Applicable Lending Office of such Lender shall be treated as Excluded Taxes (and shall not qualify as Non-Excluded Taxes) (A) except for any additional Non-Excluded Taxes imposed as a result of a change in the applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date of such change or (B) unless such change is made at the request of the Borrower for such Lender to change its Applicable Lending Office.

                  (g) For any period with respect to which any Lender has failed to provide Borrower with the appropriate form, certificate or other document described in subsection (f) of this Section 3.10 (other than (i) if such failure is due to a change in any applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided,
(ii) if such form, certificate or other document otherwise is not required under subsection (f) of this Section 3.10 or (iii) if it is legally inadvisable or otherwise commercially disadvantageous for such Lender to deliver such form, certificate or other document), such Lender shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this
Section 3.10 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender in recovering such Non-Excluded Taxes.

                  (h) The agreements in this Section shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

                                   SECTION 4

                         REPRESENTATIONS AND WARRANTIES

                  To induce Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Term Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                  Section 4.1 Financial Condition. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of each calendar month from and after January 1, 2004 until the date hereof, and the related consolidated statements of income and of cash flows for the calendar month ended on such dates, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the calendar month then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (except for, in the case of any unaudited financial statements, the absence of footnotes and year-end adjustments) applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, Contingent Liability (other than earnouts pursuant to an Acquisition) or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto, subject to normal year-end adjustments. During the period from December 31, 2003 to and including the date hereof there has been no sale, transfer or other disposition by Global Signal, the Borrower or any of their respective consolidated Subsidiaries of any material part of its business or property (other than as permitted hereunder) and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person), other than Acquisitions not prohibited under this Agreement or the other Loan Documents, material in relation to the consolidated financial condition of Global Signal and its consolidated Subsidiaries at December 31, 2003.

                  Section 4.2 No Change. Since December 31, 2003, there has been no development or event which has had or is reasonably expected to have a Material Adverse Effect.

                  Section 4.3 Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply with any of the foregoing is not, in the aggregate, reasonably expected to have a Material Adverse Effect.

                  Section 4.4 Power; Authorization; Enforceable Obligations. The Borrower has the limited liability company power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary limited liability company action to authorize the borrowings on the terms and conditions of this Agreement and any Term Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. With respect to each other Loan Party, such Loan Party has the limited liability company or corporate (as applicable) power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary limited liability company or corporate action (as applicable) to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  Section 4.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which each of the Borrower and its Subsidiaries is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Liens created by the Security Documents in favor of the Collateral Agent for the benefit of the Agents and the Lenders).

                  Section 4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which is reasonably expected to have a Material Adverse Effect or with respect to any Owned Property or Leased Property, is reasonably expected to have an Individual Property Material Adverse Effect.

                  Section 4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which is reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  Section 4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good and marketable fee simple title (or, in the case of the Ground Leased Properties, leasehold title) to the Tower Properties, other than the Managed Properties, free and clear of all Liens except as permitted under Section 7.2. Each of the Borrower and its Subsidiaries owns all personal property on the Tower Properties (other than the Managed Properties and personal property which is owned by tenants of such Tower Property, not used or necessary for the operation of the applicable Tower Property, leased by the Borrower or its Subsidiaries as permitted hereunder or which constitutes leased temporary mobile antennas), subject only to Liens permitted under Section 7.2. The Mortgages will create (i) valid, perfected first Liens on the applicable Tower Properties, subject only to Liens permitted under Section 7.2, and (ii) perfected first priority security interests in and to, and perfected collateral assignments of, all personalty in connection therewith (including the Rents and the Leases), all in accordance with the terms thereof, in each case subject only to Liens permitted under Section 7.2. Except as set forth on Schedule 4.8, there are no proceedings in condemnation or eminent domain affecting any of the Tower Properties, and to the actual knowledge of the Borrower, none is threatened. No Person has any option or other right to purchase all or any portion of any of the Tower Properties owned by the Borrower or any of its Subsidiaries or any interest therein. There are no mechanic's, materialman's or other similar Liens or claims which have been filed for work, labor or materials affecting the Tower Properties which are or will be Liens prior to, or equal or coordinate with, the Liens of the applicable Mortgage except Liens which are permitted under Section 7.2. The Liens permitted under Section 7.2, in the aggregate, do not materially interfere with the benefits of the security intended to be provided by the Mortgages and this Agreement, materially and adversely affect the value of any of the Tower Properties taken as a whole, impair the use or operations of the Tower Properties or impair the ability of the Borrower and its Subsidiaries to pay their respective obligations in a timely manner.

                  Section 4.9 Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those of which the failure to so own or license are not reasonably expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, which, if successful, would reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, are not reasonably expected to have a Material Adverse Effect.

                  Section 4.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries has had or is reasonably expected to have a Material Adverse Effect.

                  Section 4.11 Taxes.

                  (a) Each of the Borrower and its Subsidiaries has timely filed all tax returns that are required to be filed by them and have timely paid all taxes, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

                  (b) There are no Liens for Taxes, except for statutory Liens for Taxes not yet due and payable and except as permitted by Section 7.2(a); provided that, with respect to previously purchased Property, to the knowledge of the Borrower, there are no Liens for Taxes, except for statutory Liens for Taxes not yet due and payable and except as permitted by Section 7.2(a).

                  Section 4.12 Federal Regulations. No part of the proceeds of any Term Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of such Board of Governors.

                  Section 4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Plan (other than a Multiemployer Plan or a multiemployer welfare plan maintained pursuant to a collective bargaining agreement) has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and, to the knowledge of the Borrower, the Borrower would not become subject to any material liability under ERISA if Global Signal, the Borrower or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the knowledge of the Borrower, no such Multiemployer Plan is in Reorganization or Insolvent. Except to the extent that any such excess could not have a Material Adverse Effect, the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) other than such liability disclosed in the financial statements of Global Signal or the Borrower does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

                  Section 4.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940 (as amended, the "Investment Company Act"), is not "controlled" by an "investment company" within the meaning of the Investment Company Act that is not registered thereunder, and is not required to register under the Investment Company Act. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

                  Section 4.15 Subsidiaries. Schedule 4.15 sets forth the name of each direct or indirect Subsidiary of the Borrower, its form of organization, its jurisdiction of organization, the total number of issued and outstanding shares or other interests of Capital Stock thereof, the classes and number of issued and outstanding shares or other interests of Capital Stock of each such class, the name of each holder of Capital Stock thereof and the number of shares or other interests of such Capital Stock held by each such holder and the percentage of all outstanding shares or other interests of such class of Capital Stock held by such holders.

                  Section 4.16 Security Documents.

                  (a) The provisions of each Security Document are effective to create in favor of the Collateral Agent for the benefit of the Agents and the Lenders a legal, valid and enforceable security interest in all right, title and interest of the Loan Party thereto in the "Collateral" described therein.

                  (b) (i) When proper Uniform Commercial Code financing statements or amendments to Uniform Commercial Code financing statements previously filed in connection with the Existing Credit Agreement have been filed in the offices in the jurisdictions listed in Schedule 4.16, the security interest created by the Security Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrower and each Subsidiary of the Borrower in the "Collateral" described therein, which can be perfected by such filing.

                  (ii) When certificates representing the Pledged Stock (as defined in the Pledge Agreement) are delivered to the Collateral Agent, together with stock powers endorsed in blank by a duly authorized officer of the pledgors thereof, the security interest created by the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors parties thereto in the "Collateral" described therein.

                  (c) Neither the Borrower nor any Subsidiary owns any property, or has any interest in any property, that is not subject to a fully perfected first priority Lien on, or security interest in, such property in favor of the Collateral Agent (for the benefit of the Agents and the Lenders), except for such property or any such interest in property subject to the requirements of Section 6.10(a) and Section 6.11, and subject only to Liens permitted under Section 7.2 which have been adequately bonded and for which adequate reserves have been provided.

                  Section 4.17 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Loan Parties to the Administrative Agent or the Lenders (i) pursuant to the Existing Credit Agreement in connection with any Acquisition or
(ii) in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Loan Parties to the Administrative Agent or the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified, it being understood that there is no assurance that any projections will be obtained. There is no fact known to a Responsible Officer of the Borrower, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Administrative Agent or the Lenders for use in connection with the transactions contemplated hereby or thereby.

                  Section 4.18 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice which is reasonably expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of their respective Subsidiaries before the National Labor Relations Board which is reasonably expected to have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (b) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries; and (c) no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and no union organizing activities are taking place with respect to any thereof. The Borrower and its Subsidiaries have no employees.

                  Section 4.19 Insurance. The Borrower and each of its Subsidiaries have, with respect to their respective properties and businesses, insurance covering the risks, in the amounts, with the deductible or other retention amounts, and with the carriers, listed on Schedule 4.19, which insurance meets the requirements of Section 6.5 hereof. No Person, including the Borrower, has done, by act or omission, anything which would impair the coverage of such policies.

                  Section 4.20 Purpose of Term Loans. The proceeds of the Term Loans shall be used by the Borrower solely to finance the Cash Purchase Price of Acquisitions.

                  Section 4.21 Environmental Matters.

                  (a) To the best knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") that are not otherwise subject to an Environmental Indemnity Agreement do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of or (ii) could reasonably be expected to give rise to liability under, any Environmental Law, except for any such violation or liability, together with any other such violations or liabilities, which would not reasonably be expected to have a Material Adverse Effect or, with respect to any Property, an Individual Property Material Adverse Effect.

                  (b) To the best knowledge of the Borrower, the Properties and all operations at the Properties (in each case, that are otherwise not subject to an Environmental Indemnity Agreement) are in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to such Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") except for such non-compliance, contamination or violations, together with any other such non-compliance, contamination or violations, which would not reasonably be expected to have a Material Adverse Effect or, with respect to any Property, an Individual Property Material Adverse Effect, or which could materially interfere with the continued operation of such Properties or materially impair the fair saleable value thereof.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties (other than any Properties that are subject to an Environmental Indemnity Agreement) or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except for any such violation, alleged violation, non-compliance, liability or potential liability, together with all other such violations, alleged violations, non-compliance, liabilities or potential liabilities, which would not reasonably be expected to have a Material Adverse Effect or, with respect to any Property, an Individual Property Material Adverse Effect.

                  (d) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties (other than any Properties that are subject to an Environmental Indemnity Agreement) in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any such Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except, for such transportation, disposal, generation, treatment or storage, together with all such other transportations, disposals, generations, treatments or storage, which would not reasonably be expected to have a Material Adverse Effect or, with respect to any Property, an Individual Property Material Adverse Effect.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties (other than any Properties subject to an Environmental Indemnity Agreement) or the Business except for any such action, decree, order, other administrative or judicial requirement, together with all such other actions, decrees, orders, other administrative or judicial requirements, which would not reasonably be expected to have a Material Adverse Effect or, with respect to any Property, an Individual Property Material Adverse Effect.

                  (f) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties (other than those that are subject to an Environmental Indemnity Agreement), or arising from or related to the operations of the Borrower or any of its Subsidiaries in connection with such Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except for any such release, together with all such other releases, which would not reasonably be expected to have a Material Adverse Effect or, with respect to any Property, an Individual Property Material Adverse Effect.

                  (g) Borrower and its Subsidiaries conduct in the ordinary course of business a review of the claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties and the Environmental Laws related thereto, and as a result thereof Borrower has reasonably concluded that, except as specifically disclosed in Schedule 4.21, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  Section 4.22 Foreign Person. The Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

                  Section 4.23 Leases; Agreements. The Borrower has delivered to Administrative Agent true and complete copies (in all material respects) of all (i) Ground Leases and any other Leases (as in effect on the Closing Date or at the time of the creation or acquisition thereof) required to be delivered pursuant to Section 5.2(d) or Section 6.10(a) and (ii) Material Agreements affecting the operation and management of the Towers, and such Ground Leases and Material Agreements have not been modified or amended except pursuant to amendments or modifications delivered to Administrative Agent. Except for the rights of the Manager pursuant to the existing Management Agreement, and the fee owners of Managed Properties, no Person has any right or obligation to manage any of the Towers or to receive compensation in connection with such management. Except for the parties to any leasing brokerage agreement that has been delivered to Administrative Agent or pursuant to a Management Agreement, no Person has any right or obligation to lease or solicit tenants for the Towers, or (except for cooperating outside brokers) to receive compensation in connection with such leasing.

                  Section 4.24 Rent Roll, Disclosure. A true and correct copy of the Rent Roll has been delivered to the Administrative Agent as required by
Section 6.2(c). Except only as specified in the Rent Roll, or as otherwise disclosed to Administrative Agent in the estoppel certificates delivered to Administrative Agent from time to time, to the Borrower's knowledge, (i) the Leases are in full force and effect; (ii) neither the Borrower nor any Subsidiary of the Borrower has given any notice of default to any tenant under any Lease which remains uncured; (iii) no tenant has any set off, claim or defense to the enforcement of any Lease; (iv) no tenant is in arrears in the payment of rent, additional rent or any other charges whatsoever due under any Lease, or is materially in default in the performance of any other obligations under such Lease; and (v) there are no rent concessions (whether in form of cash contributions, work agreements, assumption of an existing tenant's other obligations, or otherwise) or extensions of time whatsoever not reflected in such Rent Roll, except to the extent that the failure of the representations set forth in items (i) through (v) to be true with respect to Leases (other than Material Leases) is not reasonably likely to have a Material Adverse Effect. To the Borrower's knowledge, each of the Leases is valid and binding on the parties thereto in accordance with its terms.

                  Section 4.25 Zoning; Compliance with Laws. The Towers and the use thereof comply with all applicable zoning, subdivision and land use laws, regulations and ordinances, all applicable health, fire, building codes, parking laws and all other laws, statutes, codes, ordinances, rules and regulations applicable to the Towers, or any of them, including without limitation the Americans with Disabilities Act, except to the extent the failure to comply with any of the foregoing is not reasonably expected to have an Individual Property Material Adverse Effect. All permits, licenses and certificates for the lawful use, occupancy and operation of each component of each of the Towers given as Collateral under the Loan Documents in the manner in which it is currently being used, occupied and operated have been obtained and are current and in full force and effect, except to the extent the failure to comply with any of the foregoing is not reasonably expected to have an Individual Property Material Adverse Effect. To the Borrower's knowledge, (i) except as set forth on Schedule 4.25 or as could reasonably be expected to cause an Individual Property Material Adverse Effect, no legal proceedings are pending or threatened with respect to the zoning of any Tower and (ii) except as set forth in the Title Policies, neither the zoning nor any other right to construct, use or operate any Tower Property is in any way dependent upon or related to any real estate other than such Tower Property. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Requirements of Law in connection with the transfer of each Owned Property or, to the extent applicable, Leased Property to the Borrower or its Subsidiaries have been paid or are being paid simultaneously with such transfer. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Requirements of Law in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid or are being paid therewith. All taxes and governmental assessments due and owing in respect of each Owned Property or, to the extent applicable, Leased Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the title insurance policy to be issued in connection with the Mortgages.

                  Section 4.26 Condition of the Towers. Except as set forth on
Schedule 4.26, all Improvements are in good repair and condition, ordinary wear and tear excepted. Any damage to the Improvements identified on Schedule 4.26 are fully covered by insurance (subject to the applicable deductible) and the required repairs identified thereon are capable of being completed within the six (6) month period following the Closing Date or, with respect to such Improvements on a Tower acquired after the Closing Date, the date of Acquisition. The Borrower is not aware of any material latent or patent structural or other material defect or deficiency in the Towers and all necessary utilities are fully connected to the Improvements and are fully operational, are sufficient to meet the reasonable needs of each of the Towers as now used or presently contemplated to be used, and no other utility facilities or repairs are necessary to meet the reasonable needs of each of the Towers as now used or presently contemplated. To the Borrower's knowledge, none of the Improvements create encroachments over, across or upon the boundary lines of the Tower Property of such Tower, rights of way or easements of such Tower Property and no building or other improvements on adjoining land create such an encroachment which could reasonably be expected to have an Individual Property Material Adverse Effect. Access has been insured by the Title Company for all Mortgaged Properties that are also Ground Leased Properties and the Borrower or any Subsidiary of the Borrower has access to each of the Mortgaged Properties that are not Ground Leased Properties, except to the extent that a failure to have such access would not be reasonably likely to have an Individual Property Material Adverse Effect.

                  Section 4.27 Separate Tax Lot. Each of the Towers that is owned by the Borrower and its Subsidiaries in fee constitutes one or more separate tax parcels.

                  Section 4.28 Ground Leases. With respect to each Ground
Lease:

                  (a) The Ground Lease contains the entire agreement of the Ground Lessor and the Ground Lessee pertaining to the Ground Leased Property covered thereby. Neither the Borrower nor any Subsidiary of the Borrower has any estate, right, title or interest in or to the Ground Leased Property except under and pursuant to the Ground Lease. The Ground Lessee has delivered a true and correct copy of the Ground Lease to Collateral Agent and the Ground Lease has not been modified, amended or assigned except as set forth therein.

                  (b) The Ground Lessor is the exclusive fee simple owner of its Ground Leased Property or, if not, the fee owner/lessor and each sublessor of the Ground Leased Property pertaining to such Ground Lease (other than the Ground Lessor thereof) has entered into an agreement not to terminate the Borrower's or its Subsidiary's, as the case may be, sub-leased interest in such Ground Leased Property for any reason.

                  (c) There are no rights to terminate the Ground Lease other than the Ground Lessor's right to terminate by reason of default, casualty, condemnation or other reasons, in each case as expressly set forth in the applicable Ground Lease.

                  (d) The Ground Lease is in full force and effect, and no breach or default or event that with the giving of notice or passage of time would constitute a breach or default under the Ground Lease (a "Ground Lease Default") exists on the part of the Ground Lessee or, to the Borrower's knowledge, on the part of the Ground Lessor under the Ground Lease. Neither the Borrower nor any Subsidiary of the Borrower has received any written notice that a Ground Lease Default exists, or that the Ground Lessor or any third party alleges the same to exist.

                  (e) The Ground Lessee under such Ground Lease is the exclusive owner of the lessee's interest under and pursuant to the applicable Ground Lease and has not assigned, transferred, or encumbered its interest in, to, or under the Ground Lease (other than assignments that will terminate on or prior to the Closing Date or, with respect to a Ground Lease acquired after the Closing Date, the date of Acquisition), except in favor of Collateral Agent pursuant to the Loan Documents.

                  (f) The Ground Lease or a memorandum thereof has been recorded and the Ground Lease (or a separate agreement with respect thereto (the "Estoppel")) permits the interest of the Ground Lessee to be encumbered by the related Mortgage, if any.

                  (g) Except for Liens permitted under Section 7.2, the Borrower's or relevant Subsidiary's interests in the Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, if any.

                  (h) The Ground Lease (or the applicable Estoppel) requires the Ground Lessor to give notice of any default by the Ground Lessee to the Collateral Agent which such notice must be delivered before the Ground Lessor may terminate the Ground Lease, or the Ground Lease or the Estoppel provides that notice of termination given under the Ground Lease is not effective against the Collateral Agent unless a copy of the notice has been delivered to the Collateral Agent in the manner described in the Ground Lease.

                  (i) The Collateral Agent is permitted to cure any default under the Ground Lease that is curable after the receipt of notice of any default.

                  (j) The Ground Lease has a term that extends not less than 10 years beyond the Maturity Date, after giving effect to any options to renew the Ground Lease which may be exercised at the sole discretion of the Borrower or its Subsidiaries.

                  (k) The Ground Lease does not impose restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender.

                  (l) The Ground Lessee's interest in the Ground Lease is assignable to the Collateral Agent upon notice to, but without the consent of, the Ground Lessor (or, if any such consent is required, such consent has been obtained) or, in the event that it is so assigned, it is further assignable by the Collateral Agent and its successors and assigns upon notice to, but without a need to obtain the consent of, the Ground Lessor.

                  (m) The Ground Lease requires the Ground Lessor to enter into a new lease with the Collateral Agent upon termination of the Ground Lease following rejection of the Ground Lease in a bankruptcy proceeding under the Bankruptcy Code; provided that the Collateral Agent cures any defaults that are susceptible to being cured by Collateral Agent.

                  Section 4.29 Easements.

                  (a) Each Easement contains the entire agreement pertaining to the applicable Tower Property covered thereby. Neither the Borrower nor any Subsidiary of the Borrower has any estate, right, title or interest in or to such Tower Properties except under and pursuant to the Easements. The Borrower has delivered true and correct copies of each of the Easements to Collateral Agent and the Easements have not been modified, amended or assigned except as set forth therein.

                  (b) The fee owner of each Tower Property subject to the Easements is the exclusive fee simple owner of the fee estate with respect to such Tower Property.

                  (c) There are no rights to terminate any Easement other than as expressly set forth in the applicable Easement.

                  (d) Each Easement is in full force and effect, and, to the Borrower's knowledge, no breach or default or event that with the giving of notice or passage of time would constitute a breach or default under any Easement (an "Easement Default") exists on the part of the Borrower or any Subsidiary of the Borrower. Neither the Borrower nor any Subsidiary of the Borrower has received any written notice that an Easement Default exists, or that any third party alleges the same to exist.

                  (e) The Borrower or a Subsidiary of the Borrower is the exclusive owner of the easement interest under and pursuant to each Easement and has not assigned, transferred, or encumbered its interest in, to, or under any Easement (other than assignments that will terminate on or prior to the Closing Date or the Acquisition of such Easement, as applicable), except in favor of Collateral Agent pursuant to this Agreement and the other Loan Documents.

                  Section 4.30 No Synthetic Leases. Neither the Borrower nor any of its Subsidiaries is a party to any Synthetic Lease.

                  Section 4.31 Limited Liability Company. The Borrower is a single-member limited liability company organized under the laws of Delaware and is wholly owned by GSOP and is disregarded as an entity separate from its owner for U.S. federal income tax purposes.

                                   SECTION 5

                              CONDITIONS PRECEDENT

                  Section 5.1 Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date of the effectiveness of this Agreement as if made on and as of such date (except (i) to the extent such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date, and (ii) any such representation and warranty which would be untrue as a result of any event, circumstances occurrence or condition constituting a Permitted Exception, unless such event, circumstances, occurrence or condition would reasonably be expected to have a Material Adverse Effect).

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on the date of the effectiveness of this Agreement (or after giving effect to the effectiveness of this Agreement on such date).

                  (c) Loan Documents. The Administrative Agent shall have received:

                  (i) this Agreement, executed and delivered by each Lender and a duly authorized officer of the Borrower, with a counterpart of each for the Borrower and each Lender,

                  (ii) for the account of each Lender that has requested such a promissory note, a Term Note of the Borrower conforming to the requirements hereof and executed by a duly authorized officer of the Borrower,

                  (iii) the Pledge Agreement, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or conformed copy for each Lender,

                  (iv) the Security Agreement, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or conformed copy for each Lender,

                  (v) the Parent Guarantee, executed and delivered by a duly authorized officer of Global Signal, and (vi) an Amended & Restated Subsidiary Guarantee from each Subsidiary, executed and delivered by a duly authorized officer of such Subsidiary.

                  (d) Related Agreements. The Administrative Agent shall have received true and correct copies of such documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower, Global Signal or their respective Subsidiaries may be a party.

                  (e) Secretary's Certificates. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent.

                  (f) Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors or managing member of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder, and (iii) if party to a Security Document, the granting by it of the Liens created pursuant to the Security Documents, certified pursuant to the certificate delivered in respect of such Loan Party pursuant to Section 5.1(e), shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (g) Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the Responsible Officers or other officers of such Loan Party executing any Loan Document, which certificate shall be included in the certificate delivered in respect of such Loan Party pursuant to Section 5.1(e) and shall be satisfactory in form and substance to the Administrative Agent.

                  (h) Governing Documents. The Administrative Agent shall have received true and complete copies of the Governing Documents of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party, which certification shall be included in the certificate delivered in respect of such Loan Party pursuant to Section 5.1(e) and shall be in form and substance satisfactory to the Administrative Agent.

                  (i) Good Standing Certificates. The Administrative Agent shall have received certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each Loan Party (i) in the jurisdiction of its organization, and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not have a Material Adverse Effect.

                  (j) Consents, Licenses and Approvals. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower as to the matters set forth in Section 4.4.

                  (k) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Loan Parties, substantially in the form of Exhibit F-1 and Burch, Porter & Johnson, PLLC, Tennessee counsel to the Loan Parties substantially in the form of Exhibit F-2.

                  (l) Pledged Stock; Stock Powers; Pledged Interests; Pledged Notes; Pledged Chattel Paper. The Collateral Agent shall have received:

                  (i) the certificates representing the shares or other equity interests pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof;

                  (ii) all promissory notes and other instruments pledged pursuant to the Security Agreement and the Pledge Agreement, each endorsed in blank by a duly authorized officer of the pledgor thereof; and

                  (iii) the original counterpart of all chattel paper pledged pursuant to the Security Agreement, duly endorsed in a manner satisfactory to the Collateral Agent and containing a legend, if required by the Collateral Agent, that it is the original counterpart of such chattel paper.

                  The Collateral Agent shall have received an acknowledgement of and consent to the Pledge Agreement, executed by a duly authorized officer of each "Issuer" (as defined therein) thereunder, in substantially the form appended to the Pledge Agreement.

                  (m) Actions to Perfect Liens. Other than with respect to the actions described in Section 6.11, the Collateral Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, with respect to the Borrower and each Subsidiary of the Borrower, the filing of proper Uniform Commercial Code financing statements or amendments to previously filed Uniform Commercial Code financing statements, necessary or, in the opinion of the Collateral Agent, desirable to perfect the Liens created by the Security Documents shall have been completed or duly provided for.

                  (n) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower, and the results of such search shall be satisfactory to the Administrative Agent.

                  (o) Insurance. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of Section 6.5 hereof, Section 5(m) of the Security Agreement and Section 2.1(e) of the Mortgages shall have been satisfied.

                  (p) Officer's Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, substantially in the form of Exhibit H hereto, as to matters set forth in
Section 5.2(a) and (b).

                  (q) Manager. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that Global Signal Services LLC has been retained by the Borrower and serves as Manager for the Borrower pursuant to the Management Agreement attached hereto as Exhibit P.

                  Section 5.2 Conditions to Each Term Loan. The agreement of each Lender to make any Term Loan requested to be made by it on any date (including, without limitation, its initial Term Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except (i) to the extent such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, and (ii) any such representation and warranty which would be untrue as a result of any event, circumstances occurrence or condition constituting a Permitted Exception, unless such event, circumstances, occurrence or condition would reasonably be expected to have a Material Adverse Effect).

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Term Loans requested to be made on such date.

                  (c) Borrowing Base. The Administrative Agent shall have timely received a Borrowing Base Certificate showing that the aggregate outstanding principal amount of Term Loans, after giving effect to the Term Loans requested on such date, does not exceed the Borrowing Base at such time.

                  (d) Tower Acquisitions. In the case of a Term Loan made to finance an Acquisition of Owned Property or Leased Property, the Administrative Agent shall have received the following, subject to Permitted Exceptions; provided that the items referenced in this Section 5.2(d) (other than in clause
(i)) shall only be required to be provided with respect to any Owned Property or Leased Property acquired in such Acquisition on or before the day that is sixty (60) days following the date such Owned Property or Leased Property is required to be mortgaged pursuant to Section 6.10, rather than on or prior to such date and solely to the extent that the same would be required pursuant to the proviso to Section 6.10(a) hereof:

                  (i) A Phase I or Phase II environment assessment report, if any database search environmental report delivered by the Borrower to the Administrative Agent pursuant to Section 2.2(b)(iv) reveals any condition that in the Administrative Agent's reasonable judgment warrants such a report;

                  (ii) a Mortgage with respect to each Tower and the associated real property acquired in such Acquisition, each executed and delivered by a duly authorized officer of the Borrower or, if such Acquisition is by a Subsidiary of the Borrower, such Subsidiary;

                  (iii) an Environmental Indemnity Agreement with respect to each Tower and the associated Tower Property acquired in such Acquisition, executed and delivered by a duly authorized officer of the Borrower or, if such Acquisition is by a Subsidiary of the Borrower, such Subsidiary (it being understood that a single Environmental Indemnity Agreement shall be permitted to cover all of the Towers and Tower Properties acquired in a single Acquisition);

                  (iv) an ALTA mortgagee title insurance policy in form and substance acceptable to the Collateral Agent issued with respect to each Mortgaged Property acquired in such Acquisition and insuring the Lien of the related Mortgage (or a marked, signed and redated commitment to issue such a title insurance policy) encumbering the Mortgaged Property acquired in such Acquisition, issued by a Title Company. Such title insurance policy shall (1) provide coverage in an amount at least equal to the Cash Purchase Price of the Mortgaged Property, in an amount equal to one hundred percent (100%) of such value, or such other value as may be reasonably required by the Collateral Agent, (2) insure the Collateral Agent that the relevant Mortgage creates a valid first priority lien on the Mortgaged Property encumbered thereby, free and clear of all exceptions from coverage other than Liens permitted with respect thereto pursuant to Section
         7.2 and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (3) contain the endorsements set forth in Exhibit O to the extent available in the applicable jurisdiction, and (4) name the Collateral Agent and its successors and assigns as the insured;

                  (v) a current survey for each Mortgaged Property acquired in such Acquisition, certified to the title company and the Collateral Agent and its successors and assigns, prepared by a professional land surveyor licensed in the state in which the Mortgaged Property is located and reasonably acceptable to the Collateral Agent; provided, however, that this condition shall be satisfied by delivery to the Collateral Agent of an existing survey for such Mortgaged Property if the general survey exception in the title insurance policy for such Mortgaged Property is deleted for matters arising since the date of such survey. Any current survey shall reflect the same legal description contained in the title insurance policy relating to such Mortgaged Property and shall include, among other things, a legal description of the real property comprising part of such Mortgaged Property. Each new survey shall certify whether the surveyed property is located in a flood hazard area;

                  (vi) valid certificates of insurance indicating that the requirements for the policies required for a Mortgaged Property hereunder have been satisfied with respect to each Mortgaged Property acquired in such Acquisition and evidence of the payment of all premiums payable for the existing policy period by including such premium on the closing statement for such Mortgaged Property;

                  (vii) if such Acquisition includes Mortgaged Property in a state not previously subject to an opinion of counsel to the Borrower or a Subsidiary of the Borrower delivered to the Collateral Agent in the current calendar year, an opinion of counsel to the Borrower or, if such Acquisition is by a Subsidiary of the Borrower, such Subsidiary substantially in the form of Exhibit Q hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent, from counsel admitted to practice under the laws of the state in which the applicable Mortgaged Property is located;

                  (viii) title insurance or other evidence satisfactory to the Collateral Agent that there shall be no delinquent real estate and personal property taxes, assessments, water rates or sewer rents, levied or assessed or imposed against any Mortgaged Property acquired in such Acquisition, or part thereof, or any interest and penalties thereon;

                  (ix) payment or reimbursement to the Collateral Agent to the extent invoiced of all reasonable costs and expenses incurred by the Collateral Agent (including, without limitation, reasonable attorneys fees and disbursements) in connection with such Mortgages, and all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection therewith;

                  (x) copies of all leases and any Ground Leases affecting any Towers acquired in such Acquisition, certified, to the knowledge of the Borrower as being true and correct;

                  (xi) title insurance or other evidence satisfactory to the Collateral Agent that each Mortgaged Property that is an Owned Property acquired in such Acquisition constitutes a separate tax lot;

                  (xii) a copy of each engineering report obtained by the Borrower or its Subsidiaries with respect to any Mortgaged Property acquired in such Acquisition;

                  (xiii) a zoning report or such other evidence reasonably satisfactory in form and substance to the Collateral Agent, in each case, indicating that each Mortgaged Property acquired in such Acquisition and its use comply in all material respects with all applicable material Requirements of Law (including, without limitation, zoning, subdivision and building laws and regulations);

                  (xiv) copies of all recorded contracts and agreements, all unrecorded contracts and agreements of which the Borrower has knowledge and all Rent Rolls, in each case, relating to the leasing and operation of each Tower acquired in such Acquisition and all amendments thereto; and

                  (xv) such other and further approvals, opinions, documents and information in connection with such Mortgaged Properties acquired in such Acquisition and the granting of mortgage liens thereon in favor of the Collateral Agent (for the benefit of the Agent and the Lenders) as the Collateral Agent may reasonably request;

and each of the same shall be reasonably satisfactory to the Collateral Agent.

                  (e) Minimum Tower Cash Flow. With respect to any Term Loan requested to finance an Acquisition, evidence that the annualized Tower Cash Flow of the Towers to be acquired in such Acquisition equals or exceeds 5% of the amount of Term Loan so requested.

                  (f) Recovery Event Proceeds. Evidence reasonably satisfactory to the Administrative Agent that all Net Cash Proceeds received by the Borrower or its Subsidiaries and retained by the Borrower for reinvestment pursuant to
Section 3.4(c) on or prior to such request have been reinvested in accordance therewith.

                  (g) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received each of the items required to be delivered by the Borrower pursuant to Sections 2.2(b) and (c) in connection with such borrowing and such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section 5.2 have been satisfied.

                                   SECTION 6

                             AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any of the Term Loan Commitments remain in effect or any amount is owing to any Lender or the Agents hereunder or under any other Loan Document, the Borrower shall, and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  Section 6.1 Financial Statements. Furnish to each Lender:

                  (a) as soon as practical, but in any event within 95 days after the end of each fiscal year of the Borrower commencing with the year ending on December 31, 2004, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as practical, but in any event within 95 days after the end of each fiscal year of Global Signal, a copy of the consolidated balance sheet of Global Signal and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

                  (c) as soon as practical, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the equivalent figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (d) as soon as practical, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of Global Signal, the unaudited consolidated balance sheet of Global Signal and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form equivalent the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (e) as soon as practical, but in any event not later than 15 Business days after the end of each calendar month, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP (except for, in the case of any unaudited financial statements, the absence of footnotes and normal year-end adjustments) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

Section 6.2       Certificates; Other Information.  Furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in Sections 6.1(a), (b), (c), (d) and (e), a certificate of a Responsible Officer of the Borrower stating that, to the best of such Responsible Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                  (c) within 15 Business Days following the end of each calendar month, (i) a Borrowing Base Certificate showing the Borrowing Base as of the last day of such calendar month, (ii) a report showing any changes to the report required to be delivered by the Borrower pursuant to Section 2.2(b)(iii)(B) (other than with respect to the information required pursuant to Section 2.2(b)(iii)(B)(4)), and (iii), a copy of the most recent Rent Roll for each Tower;

                  (d) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders generally, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (e) on or before December 15 of each calendar year, a budget setting forth in reasonable detail the anticipated costs and expenses directly related to the use, operation, improvement and maintenance of the Towers, which budget shall be reasonably satisfactory to the Administrative Agent; and

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  Section 6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  Section 6.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 7.4; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith is not, in the aggregate, reasonably expected to have a Material Adverse Effect.

                  Section 6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, commercial general liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business, which insurance shall name the Collateral Agent as lender loss payee, in the case of property insurance, and as an additional insured, in the case of liability insurance; and furnish to the Collateral Agent, upon written request, information in reasonable detail as to the insurance carried.

                  (b) Obtain and maintain, or cause to be maintained, insurance for each Mortgaged Property providing at least the following coverages:

                  (i) comprehensive all risk insurance on the improvements and the personal property at each Mortgaged Property, including contingent liability from operation of building laws, demolition costs and increased cost of construction endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the improvements and personal property at the Mortgaged Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $100,000 for all such insurance coverage; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the improvements or the use of the Mortgaged Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (y) flood insurance with an aggregate limit of at least $2,500,000 per year, with no per occurrence limit providing for no deductible in excess of (i) for Mortgaged Property located in a federally designated "special flood hazard area," 5% of the insured value of such Mortgaged Property, subject to a minimum of $1,000,000,
         (ii) for occurrences with respect to named storms, 5% of the insured value of each Mortgaged Property affected, subject to a minimum of $100,000 per Mortgaged Property per occurrence, and (iii) for other flood loss, 5% of the insured value of such Mortgaged Property subject to a minimum of $25,000 per occurrence and a maximum of $100,000, as each may be amended or such greater amount as the Collateral Agent shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to the Collateral, Agent in the event the Mortgaged Property is located in an area with a high degree of seismic activity; provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this sub-part (i),

                  (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Mortgaged Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit, excluding umbrella coverage, of not less than $1,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by the Collateral Agent by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in the Mortgage to the extent the same is available,

                  (iii) business income insurance (A) with loss payable to the Collateral Agent; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence and dispatch; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six months from the date that the Mortgaged Property is physically damaged, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected Tower Cash Flow plus continuing cost of direct Tower operations from the Mortgaged Property for a period from the date of loss to a date (assuming total destruction) which is six months thereafter. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the annualized Tower Cash Flow plus continuing cost of direct Tower operations. All proceeds payable to the Collateral Agent pursuant to this subsection shall be held by the Collateral Agent and shall be applied to the Obligations from time to time due and payable under the Loan Documents; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Obligations on the respective dates of payment provided for in this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance,

                  (iv) at all times during which structural construction, repairs or alterations are being made with respect to the improvements, and only if the Mortgaged Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in sub-part (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to sub-part (i) above, (3) including permission to occupy the Mortgaged Property, and (4) with an agreed amount endorsement waiving co-insurance provisions to the extent the Borrower and/or its Subsidiaries perform construction, repairs or alterations to Towers,

                  (v) workers' compensation, subject to the statutory limits of the state in which the Mortgaged Property is located, and employer's liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Mortgaged Property, or in connection with the Mortgaged Property or its operation (if applicable),

                  (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Collateral Agent on terms consistent with the commercial property insurance policy required under subsection (i) above,

                  (vii) umbrella liability insurance in addition to primary coverage in an amount not less than $5,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under sub-part (ii) above and sub-part (viii) below,

                  (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of $1,000,000 if applicable,

                  (ix) insurance against employee dishonesty in an amount not less than one month of gross revenue from the Mortgaged Property and with a deductible not greater than $10,000, and

                  (x) upon sixty (60) days' notice, such other reasonable insurance and in such reasonable amounts as the Collateral Agent from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Mortgaged Property located in or around the region in which the Mortgaged Property is located.

                  All insurance provided for in Section 6.5(b) shall be obtained under valid and enforceable policies (collectively, the "Policies" or, in the singular, the "Policy") and, to the extent not specified above, shall be subject to the approval of the Collateral Agent as to deductibles, loss payees and insureds (other than landlords listed as additional insureds). Notwithstanding the foregoing, if any Ground Lease, management agreement or other agreement related to a Mortgaged Property requires lower deductibles than those set forth above, the relevant insurance policy may be amended to lower the deductible to the extent so required without the consent of the Collateral Agent. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to the Collateral Agent, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to the Collateral Agent of payment of the premiums then due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to the Collateral Agent. Any blanket insurance Policy shall specifically allocate to the Mortgaged Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Mortgaged Property in compliance with the provisions of Section 6.5(b). All Policies of insurance provided for or contemplated by Section 6.5(b) shall be primary coverage and, except for the Policy referenced in Section 6.5(b)(v), shall name Borrower as the insured and the Collateral Agent and its successors and/or assigns as the additional insured, as its interests may appear. Borrower shall not procure or permit any of its constituent entities to procure any other insurance coverage which would be on the same level of payment as the Policies or would adversely impact in any way the ability of the Collateral Agent or Borrower to collect any proceeds under any of the Policies. All Policies of insurance provided for in Section 6.5(b), except for the Policies referenced in Sections 6.5(b)(v) and (b)(viii) shall contain clauses or endorsements to the effect that:

                           (1) no act or negligence of Borrower, or anyone
                  acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as the Collateral Agent or any Lender is concerned;

                           (2) the Policy shall not be canceled or non-renewed
                  without at least thirty (30) days' written notice to the Collateral Agent and any other party named therein as an additional insured and, if obtainable by Borrower using commercially reasonable efforts, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice; and

                           (3) neither the Collateral Agent nor any Lender
                  shall be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

If at any time the Collateral Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, the Collateral Agent shall have the right, with notice to Borrower, to take such action as the Collateral Agent deems necessary to protect the interest of the Agents and the Lenders in any property owned, leased or managed by the Borrower or its Subsidiaries, including, without limitation, the obtaining of such insurance coverage as the Collateral Agent in its sole discretion deems appropriate and all premiums incurred by the Collateral Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to the Collateral Agent upon demand and until paid shall be secured by the applicable Mortgage (if such property is secured by a Mortgage) and shall bear interest at the rate specified in Section 3.1(c). In the event of foreclosure of a Mortgage or other transfer of title to a Mortgaged Property in extinguishment in whole or in part of the Term Loans, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the applicable Mortgaged Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or the Collateral Agent or such other transferee in the event of such other transfer of title. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the applicable property is located and having a claims paying ability rating of "AA" or better by S&P and Fitch and an insurance financial strength rating of "Aa2" by Moody's.

                  Section 6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Agent or Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records during business hours, upon advance notice and as often as may reasonably be desired, at such Agent's or Lender's expense (unless a Default shall have occurred and be continuing, in which case, at the Borrower's expense) and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  Section 6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, is reasonably expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought that, if enforced, would be of similar impact;

                  (d) the acquisition by the Borrower or any of its Subsidiaries of any property or interest in property (including, without limitation, real property) with a value greater than $100,000 that is not subject to a perfected Lien in favor of the Collateral Agent pursuant to the Security Documents;

                  (e) the occurrence of any transaction or occurrence referred to in Sections 3.4(b), (c) and (d) triggering a mandatory prepayment;


                  (f) the following events, as soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
(ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (g) any development or event which has had or is reasonably expected to have a Material Adverse Effect.

                  Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                  Section 6.8 Environmental Laws. Comply with, and shall use its commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and use its commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  Section 6.9 Leases.

                  (a) Tenant Leases. The Borrower shall, and shall cause each of its Subsidiaries to, after the Closing Date, only enter into new Tenant Leases or become party to any Tenant Leases which are not Oral Tenant Leases. The Borrower covenants that it will use its commercially reasonable efforts to ensure that each Tenant Lease (i) is not oral and is subject to written agreement, (ii) does not prohibit or render unenforceable or void any Lien of the Collateral Agent or any foreclosure and/or operation of the Tower on which such Tenant Lease is located by the Collateral Agent, whether by contractual provision, operation of law, or otherwise, (iii) does not have any provision preventing, hindering or prohibiting the Collateral Agent from directly receiving the rents, receivables or other revenues generated in respect of such Tenant Lease from the lessee thereof (or the effect of which prevents, hinders or prohibits such action by operation of Law), and (iv) is subject to a first priority assignment of such Tenant Lease and all rents, issues and profits with respect thereto to the Collateral Agent.

                  (b) Ground Leases. Only enter into new Ground Leases, or become party to any Ground Leases on commercially reasonable terms, and on a monthly basis provide written notice to the Collateral Agent of each such new Ground Lease, detailing such new Ground Lease and providing information with respect thereto. The Borrower and each Subsidiary of the Borrower shall use its commercially reasonable efforts to only enter into new Ground Leases which contain the terms that are substantially similar to those set forth on Exhibit J attached hereto. The Borrower shall use commercially reasonable efforts to provide the Collateral Agent with respect to each Ground Lease, Estoppel and Attornment Language immediately after each creation or acquisition thereof by the Borrower or any Subsidiary of the Borrower except to the extent that the protections afforded thereby are provided under such Ground Lease; provided that this requirement shall be met with respect to Excluded Properties if the Borrower uses its commercially reasonable efforts to do so.

                  Section 6.10 Additional Collateral; Guarantors.

                  (a) In the event that the Borrower or any Subsidiary acquires any property or interest in property (including, without limitation, real property), that is not subject to a perfected Lien in favor of the Collateral Agent (for the benefit of the Agents and the Lenders) pursuant to the Security Documents, subject to Section 6.11, the Borrower shall, and shall cause such Subsidiary to, (i) with respect to any Tower, deliver the items described in
Section 5.2(d) within the time period required therender, to the extent not previously delivered, and (ii) take such other action as the Collateral Agent shall request in order to create and/or perfect a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on such property; provided that the Borrower shall not be required to mortgage any Leased Property for which the Tower Cash Flow of the Towers on such Leased Property for a twelve-month period is not in excess of $40,000 unless the mortgaging of such Leased Property would be necessary for compliance with securitization standards as determined by S&P or Moody's.

                  (b) In the event that the Borrower is permitted to acquire or form any additional Subsidiary, such Subsidiary shall execute a guarantee substantially in the form of Exhibit L-2 hereto and a supplement to the Security Agreement in accordance with Section 18 thereof, and the Borrower and/or any Subsidiary which is a holder of any Capital Stock of such Subsidiary shall execute a supplement to the Pledge Agreement in accordance with Section 5(e) thereof, and shall take such other action as shall be necessary or advisable (including, without limitation, the execution of Uniform Commercial Code financing statements) in order to perfect the Liens granted by such Subsidiary in favor of the Collateral Agent for the benefit of the Agents and the Lenders and to effect and perfect the pledge of all of the Capital Stock of such Subsidiary in favor of the Collateral Agent for the benefit of the Agents and the Lenders. The Collateral Agent shall be entitled to receive legal opinions of one or more counsel to the Borrower and such Subsidiary addressing such matters as the Collateral Agent or its counsel may reasonably request, including, without limitation, the enforceability of the guaranty, the Security Agreement and the Pledge Agreement against such Subsidiary or the Borrower, as applicable, and the creation, validity and perfection of the Liens so granted by such Subsidiary and the Borrower and/or other Subsidiaries to the Collateral Agent for the benefit of the Agents and the Lenders.

                  Section 6.11 Post-Closing Collateral Matters. The Borrower shall deliver to the relevant Title Company for recording, with a copy to the Collateral Agent, on or before December 17, 2004, (i) amendments to existing Mortgages duly executed by the appropriate Loan Party in form and substance reasonably satisfactory to the Collateral Agent naming the Collateral Agent as secured party and increasing the amount secured by such Mortgages to the aggregate amount of the Term Loan Commitments, and (ii) to the extent not otherwise delivered prior to the Closing Date, each of the items described in
Section 5.2(d) with respect to any Tower Property that was acquired by the Borrower or any Subsidiary of the Borrower prior to the Closing Date.

                                   SECTION 7

                               NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any of the Term Loan Commitments remain in effect or any amount is owing to any Lender or the Agents hereunder or under any other Loan Document, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  Section 7.1 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness or issue any Capital Stock, except:

                  (a) Indebtedness of the Borrower under this Agreement;

                  (b) Indebtedness of the Borrower or any Subsidiary of the Borrower to the Borrower or any Subsidiary of the Borrower; provided that such Indebtedness is pledged to the Collateral Agent for the benefit of the Agents and the Lenders and subordinated to the Obligations on terms and conditions satisfactory to the Required Lenders;

                  (c) earnouts payable to the seller party in connection with any Acquisition;

                  (d) any Indebtedness, the aggregate principal amount of which shall not exceed $2,500,000 at any time outstanding, assumed pursuant to an Acquisition; and

                  (e) Indebtedness in connection with the GSOP Working Capital Facility.

                  Section 7.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes, assessments, governmental charges, levies or claims not yet due or which are being contested in good faith by appropriate proceedings (excluding Liens arising under any Environmental Laws, Liens in favor of the Internal Revenue Service of the United States, the PBGC or any Plan); provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self insurance arrangements;

                  (d) easements, rights-of-way, licenses, restrictions, encroachments and other similar encumbrances incurred in the ordinary course of the business of the Borrower or such Subsidiaries or, with respect to any Tower, existing on the date of the Acquisition of such Tower, which, in the aggregate, do not materially (1) interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole, or (2) impair the use or operations of the Tower Properties, taken as a whole;

                  (e) Liens created by lease agreements, statute or common law to secure the payments of rental amounts and other sums not yet due thereunder;

                  (f) Liens on Leased Property created by an owner or lessor thereof;

                  (g) Licenses, sublicenses, leases or subleases granted by the Borrower or its Subsidiaries in the ordinary course of their businesses and not expressly prohibited by any provision of this Agreement or any other Loan Document and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

                  (h) Liens created pursuant to the Security Documents;

                  (i) Liens in the ordinary course of business on (i) cash to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders or (ii) escrow deposits in connection with Acquisitions permitted hereunder which secure an amount not to exceed at any time $12,000,000 in the aggregate; and

                  (j) Liens securing the payment of judgments which do not result in an Event of Default and which are being appealed and contested in good faith, have been adequately bonded pending such appeal and with respect to which enforcement has been stayed.

                  Section 7.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation, other than (i) indemnities made by the Borrower in favor of the title company in connection with the issuance of a title policy on a Mortgaged Property to the extent that the liability thereunder does not exceed at any time (A) 5% of the Tower Value of the Tower on such Mortgaged Property or (B) when aggregated together with the liability under all other such indemnities provided by the Borrower or any of its Subsidiaries, 2% of the aggregate Tower Value of Towers included the Borrowing Base at such time, (ii) Guarantee Obligations arising in connection with the GSOP Working Capital Facility, and (iii) Guarantee Obligations to third parties in respect of liabilities (other than Indebtedness) of Subsidiaries of the Borrower incurred in the ordinary course of business.

                  Section 7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving entity);

                  (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower;

                  (c) the merger of the Borrower or any Subsidiary of the Borrower with or into Global Signal or a Subsidiary of Global Signal so long as each Lender determines that such merger is not adverse to its interests and provides written notice of the same to the Borrower; and

                  (d) the merger of any Subsidiary of the Borrower with or into another Person pursuant to an Acquisition; provided that concurrently therewith the requirements of Section 6.10(b) with respect thereto are satisfied.

                  Section 7.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

                  (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business; provided that the Net Cash Proceeds of each such transaction are applied to the prepayment of the Term Loans as provided in Section 3.4(b);

                  (b) the sale or other disposition of any property in the ordinary course of business; provided that (other than with respect to the lease of Tower capacity) the aggregate book value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed 3% of consolidated total assets of the Borrower and its Subsidiaries as at the time of such sale or disposition;

                  (c) the lease of Tower capacity in the ordinary course of business; and

                  (d) as permitted by Section 7.4(b). Section

                  7.6 Limitation on Distributions. (a) Make any distribution on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, except, so long as no Event of Default then exists or would result therefrom, (i) distributions in cash or other property to the extent required to satisfy the REIT Distribution Requirement, (ii) equity distributions as consideration for the transactions contemplated by
Section 7.4(c), and (iii) distributions in cash to GSOP used exclusively to make payments under the GSOP Working Capital Facility and other distributions in an amount not to exceed $5,000,000 in the aggregate during the term of this Agreement; or

                  (b) Enter into any derivative or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock;

(all such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions, and all such transactions with any Derivatives Counterparties, all as described in subsections (a) and (b) above, being herein called "Restricted Payments").

                  Section 7.7 Limitations on Amendments to Ground Leases. Each Ground Lease may not, to the extent such action would adversely affect the protections afforded to the Collateral Agent under such Ground Lease, be canceled, terminated, surrendered or amended by the Borrower in any material manner without the prior written consent of the Required Lenders; provided that such consent shall not be unreasonably withheld, conditioned or delayed for any amendment of the Ground Lease that, in the reasonable opinion of the Collateral Agent, (i) does not materially increase the burden of the Borrower or such Subsidiary under such Ground Lease, and (ii) does not adversely affect the collateral for the Term Loans; provided further, that no such consent shall be required if the Borrower or a Subsidiary of the Borrower (i) terminates such Ground Lease because it has acquired a fee simple or easement interest in the property subject to such Ground Lease or (ii) amends such Ground Lease solely to the extent that such amendment (A) adds additional property to such Ground Lease or moves the location of any Easement related thereto, or (B) extends the term of such Ground Lease or increases the rent thereon at market rates, in each case so long as no Default or Event of Default would otherwise result from such amendment.

                  Section 7.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) investments arising from transactions by the Borrower or any Subsidiary with customers or suppliers in the ordinary course of business, including endorsements of negotiable instruments, debt obligations and other investments received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers;

                  (d) investments by the Borrower in any Subsidiary and investments by such Subsidiary in the Borrower and in other Subsidiaries of the Borrower; and

                  (e) investments in a Person for the purpose of consummating an Acquisition so long as such Person becomes a Subsidiary of the Borrower upon the consummation of such Acquisition and the requirements of Section 6.10 hereto are satisfied.

                  Section 7.9 Limitation on Optional Payments and Modifications of Debt Instruments. (a) Make any optional payment or prepayment on or redemption or purchase of any Indebtedness (other than the Term Loans) or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of, or principal of or interest on, any such Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

                  Section 7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than the Borrower or any Subsidiary of the Borrower) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business, and (c) on fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a Person which is not an Affiliate; provided that the restriction set forth in this section shall not apply to any Management Agreement, so long as such Management Agreement is subordinated to the Obligations on terms satisfactory to the Administrative Agent and shall be otherwise in form and substance reasonably satisfactory to the Required Lenders.

                  Section 7.11 Limitation on Synthetic Leases and Sale/Leaseback Transactions. Enter into any Synthetic Lease or any other arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                  Section 7.12 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

                  Section 7.13 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than this Agreement, or acquire any Ground Lease which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien on any of its property, assets or revenues, whether now owned or hereafter acquired, other than any such prohibition or limitation with respect to the Leased Property subject to such Ground Lease that constitutes a Permitted Exception.

                  Section 7.14 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged (or proposed to be engaged) on the date of this Agreement or which are directly related thereto.

                  Section 7.15 Governing Documents. (a) With respect to the Borrower, amend its Governing Documents in a manner which would have a Material Adverse Effect and (b) with respect to any Subsidiary of the Borrower, amend its Governing Documents in a manner that would adversely affect the interests of any Lender under the Loan Documents without the prior written consent of the Required Lenders, which shall not be unreasonably withheld or delayed.

                  Section 7.16 Limitation on Subsidiary Formation. Form any Subsidiaries unless, immediately upon the formation of such Subsidiary, all requirements of Section 6.10 shall have been satisfied.

                  Section 7.17 Limitation on Securities Issuances. (a) Issue or permit any Subsidiary to issue any shares of Capital Stock that are not "certificated securities" (as defined in ss. 8-102 of the Uniform Commercial Code as in effect in the State of New York on the date hereof) and are not pledged to the Collateral Agent for the benefit of the Agents and the Lenders pursuant to the Pledge Agreement or (b) issue or permit any Subsidiary to issue any shares of preferred stock other than to a Loan Party.

                  Section 7.18 Limitation on Acquiring Materially Impaired Excluded Properties. Without the written consent of the Required Lenders (such consent not to be unreasonably conditioned, withheld or delayed), acquire any Materially Impaired Excluded Properties.

                                   SECTION 8

                               EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Term Loan when due in accordance with the terms of this Agreement; or the Borrower shall fail to pay any interest on any Term Loan, or any other amount payable hereunder or under the other Loan Documents;

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made. Notwithstanding anything herein or elsewhere in this Agreement to the contrary, a breach of a representation or warranty in this Agreement or any other Loan Document related to a Tower shall not constitute an Event of Default solely to the extent that the event, circumstance, occurrence or condition which resulted in such representation or warranty being untrue would have an Individual Property Material Adverse Effect as to such Tower (and not a Material Adverse Effect), but such Tower shall be deemed to be an Excluded Property;

                  (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 6.9, Section 6.10, Section 6.11, Section 7 of this Agreement, Section 5 of the Pledge Agreement, Section 2.1(g) of the Mortgages, Section 11(f) of the Parent Guarantee or Sections 5(a), (b), (h), (i), (j), (k) and (p) of the Security Agreement;

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section and the failure to comply with Section 5.2(d)(v) or Section 6.8 with respect to any Excluded Property), and such default shall continue unremedied for a period of 30 days;


                  (e) Global Signal, the Borrower or any of their respective Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Term Loans) or in the payment of any Guarantee Obligation, in excess of the Threshold Amount and beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or administrative agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable;

                  (f) (i) Global Signal, the Borrower or any of their respective Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Global Signal, the Borrower or any of their respective Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Global Signal, the Borrower or any of their respective Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unstayed for a period of 30 days; or (iii) there shall be commenced against Global Signal, the Borrower or any of their respective Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Global Signal, the Borrower or any of their respective Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) Global Signal, the Borrower or any of their respective Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Global Signal, the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, is reasonably expected to have a Material Adverse Effect;

                  (h) One or more judgments or decrees shall be entered against Global Signal or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

                  (i) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

                  (j) (i) Except as consented to by the Required Lenders, any of the Security Documents shall cease, for any reason, to be in full force and effect or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; provided that the failure of any Mortgage to be in full force and effect or to be enforceable and of the same effect and priority purported to be created thereby shall not, in and of itself, be an Event of Default, but the Tower subject to such Mortgage shall upon such failure be deemed to be an Excluded Property;

                  (k) Any Change of Control shall occur;

                  (l) The "manager" of the Borrower shall cease to be Global Signal Services LLC or any other Person approved by the Required Lenders (such approval not to be unreasonably withheld) pursuant to a management agreement that is subordinated to the Obligations on terms satisfactory to the Required Lenders and is otherwise in form and substance reasonably satisfactory to the Required Lenders;

                  (m) Any Global Signal Default shall occur and such default shall continue unremedied for a period of 30 days;

                  (n) The failure of Global Signal to at any time continue to be (i) qualified as a real estate investment trust as defined in Section 856 of the Code, and (ii) entitled to a dividend paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120 - REIT filed with the United States Internal Revenue Service for such year, or the entering into by Global Signal of any material "prohibited transactions" as defined in Sections 857(b) and 856(c) of the Code; or

                  (o) Either of the Parent Guarantee or any Amended & Restated Subsidiary Guarantee for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any guarantor shall repudiate its obligations thereunder;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Term Loan Commitments shall immediately terminate and the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Term Loan Commitments to be terminated forthwith, whereupon the Term Loan Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable; provided, however, that notwithstanding the foregoing, the Administrative Agent shall not take any action described in this paragraph on account of any "Specified Pinnacle Non-Payment Default" (as defined below) for a period of five days following the occurrence of such Specified Pinnacle Non-Payment Default. As used herein, the term "Specified Pinnacle Non-Payment Default" means an Event of Default arising under Section 8(e)(ii) due to any default under any agreement governing indebtedness of Global Signal or any of its Subsidiaries (other than the Borrower and its Subsidiaries) that does not result from the non-payment of any monetary obligation under such agreement (whether principal, interest or otherwise) or provide for any grace period before which the obligee thereunder is not entitled to exercise remedies.

                                   SECTION 9

                                   THE AGENTS

                  Section 9.1 Appointment. Each Lender hereby irrevocably designates and appoints (a) Morgan Stanley Asset Funding Inc. as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and (b) Morgan Stanley Asset Funding Inc. as the Collateral Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents.

                  Section 9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  Section 9.3 Exculpatory Provisions. Neither Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. Neither Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                  Section 9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Term Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any other Loan Party), independent accountants and other experts selected by such Agent. Each Agent may deem and treat the payee of any Term Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Term Loans.

                  Section 9.5 Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that any Agent receives such a notice, such Agent shall give notice thereof to the Lenders. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  Section 9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by an Agent hereinafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon such Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties and made its own decision to make its Term Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by an Agent hereunder or under the other Loan Documents, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Loan Party which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  Section 9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Credit Exposure Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Term Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Term Loan Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Term Loans and all other amounts payable hereunder.

                  Section 9.8 Agents in Their Individual Capacity. Each Agent and its respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the other Loan Parties as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to the Term Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  Section 9.9 Successor Agents. Each Agent may resign as Agent upon ten (10) days' notice to the Lenders. If an Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor Agent for the Lenders, which successor Agent, in the absence of the occurrence and continuance of an Event of Default, shall be approved by the Borrower, whereupon such successor Agent shall succeed to the rights, powers and duties of the resigning Agent, and the term "Administrative Agent" or the "Collateral Agent" shall mean such successor Administrative Agent or Collateral Agent, as the case may be, effective upon such appointment and approval, and the resigning Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such resigning Agent or any of the parties to this Agreement or any holders of the Term Loans. After any resigning Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. Prior to the effectiveness of its resignation, the resigning Agent shall execute all documents reasonably requested by the successor Agent or the Required Lenders, as the case may be, to evidence the resignation of the resigning Agent and the transfer of its office to a successor Agent and to otherwise protect the interests of the Lenders under the Loan Documents in connection with such resignation.

                                  SECTION 10

                                 MISCELLANEOUS

                  Section 10.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                  (i) reduce the amount or extend the scheduled date of maturity of any Term Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Term Loan Commitment, in each case, without the consent of each Lender affected thereby,

                  (ii) amend, modify or waive any provision of this Section
         10.1 or change the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or release Global Signal from all or substantially all of its obligations under the Parent Guarantee or any Subsidiary of the Borrower from all or substantially all of its obligations under its Amended & Restated Subsidiary Guarantee, in each case, without the written consent of all the Lenders, or

                  (iii) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agents and all future holders of the Term Loans. In the case of any waiver, the Borrower, the Lenders and the Agents shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three Business Days after being deposited in the mails, postage prepaid or (c) in the case of delivery by facsimile transmission, when sent and receipt has been electronically confirmed, addressed as follows in the case of the Borrower and the Agents, and as set forth in Schedule 1.0 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

           The Borrower:             Pinnacle Towers Acquisition Holdings LLC
                                     301 North Cattlemen Road, Suite 300
                                     Sarasota, Florida 34232
                                     Attention: William Freeman
                                     Fax:  (212) 798-6122

           with a copy to:           Skadden, Arps, Slate, Meagher & Flom LLP
                                     4 Times Square
                                     New York, NY 10036
                                     Attention:  Robert A. Copen, Esq.
                                     Fax:  (917) 777-3536

           with a copy to:           Global Signal Services LLC
                                     301 North Cattleman Road, Suite 300
                                     Sarasota, FL  34232
                                     Attention: General Counsel
                                     Fax:  (941) 364-5761

           The Administrative Agent
           and Collateral Agent:
                                     Morgan Stanley Asset Funding Inc.
                                     1221 Avenue of the Americas, 27th Floor
                                     New York, NY 10020
                                     Attention:  Christian B. Malone
                                     Fax:  (212) 507-4123

           with a copy to:           Cadwalader, Wickersham & Taft LLP
                                     227 West Trade Street, Suite 2400
                                     Charlotte, NC 28202
                                     Attention: Steven N. Cohen
                                     Fax:  (704) 348-5200

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Sections 2.2, 2.3 and 3.3 shall not be effective until received.

Notwithstanding the foregoing, with respect to the delivery of any documents required under Section 5.2(d) and Sections 6.1 and 6.2 hereof or Section 11(a) of the Parent Guarantee, such documents may be delivered to any Agent or Lender, as applicable, electronically at its address specified above or at the email address(es) notified by it to the Borrower from time to time or through a digital workspace provided by "Intralinks" or such other digital workspace provider reasonably satisfactory to the Administrative Agent and with respect to which each of the Agents and the Lenders have access. Unless so delivered by such Loan Party, the Agents shall promptly forward copies of all notices it receives from any Loan Party to the Lenders (which delivery may be effected electronically pursuant to the immediately preceding sentence).

                  Section 10.3 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  Section 10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Term Loans hereunder.

                  Section 10.5 Indemnification and Expenses.

                  (a) The Borrower agrees to hold each Agent and each Lender harmless from and indemnify each Agent and each Lender against all liabilities, losses, damages, judgments, reasonable costs and expenses of any kind which may be imposed on, incurred by or asserted against any Agent or any Lender relating to or arising out of this Agreement, the Term Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Term Note, any other Loan Document or any transaction contemplated hereby or thereby (collectively, the "Costs"), that, in each case, results from anything other than such Agent's or such Lender's gross negligence or willful misconduct. Without limiting the generality of the foregoing the Borrower agrees to hold each Agent and each Lender harmless from and indemnify each Agent and each Lender against all Costs relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation that, in each case, results from anything other than such Agent's or Lender's gross negligence or willful misconduct or relating to or arising out of any breach, violation or alleged breach or violation of any consumer credit laws, including without limitation the "Truth in Lending Act" 15 U.S.C. ss.ss. 1601 et. seq. and/or the "Real Estate Settlement Procedures Act" 12 U.S.C. ss.ss. 2601 et. seq. In any suit, proceeding or action brought by any Agent or any Lender in connection with any Loan Document or any Term Loan for any sum owing thereunder, or to enforce any provisions of any Loan Document, the Borrower will save, indemnify and hold such Agent or such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse each Agent and each Lender as and when billed by such Agent and such Lender for all such Agent's and such Lender's costs and expenses incurred in good faith in connection with the enforcement or the preservation of such Agent's and such Lender's rights under this Agreement, the Term Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. The Borrower hereby acknowledges that, notwithstanding the fact that the Term Notes are secured by the Collateral, the obligation of the Borrower under the Term Notes are recourse obligations of the Borrower.

                  (b) The Borrower agrees to pay as and when billed by each Agent all of the out-of-pocket costs and expenses incurred by such Agent in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Term Notes, any other Loan Document or any other documents prepared in connection herewith or therewith. The Borrower agrees to pay as and when billed by each Agent all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation (i) all the reasonable fees, disbursements and expenses of counsel, (ii) all the due diligence, inspection, testing and review costs and expenses incurred with respect to Collateral under this Agreement, including, but not limited to, those costs and expenses incurred pursuant to Sections 10.5(a) hereof. In addition, the Borrower agrees to pay as and when billed by each Lender as of the Closing Date that is not an Agent all of its reasonable out-of-pocket costs and expenses incurred in connection with development, preparation and execution of the Loan Documents, including without limitation all the reasonable fees, disbursements and expenses of counsel, in an amount not to exceed $25,000 in the aggregate.

                  Section 10.6 Successors and Assigns; Participations and Assignments.

                  (a) Subject to subsection (c) of this Section 10.6, this Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender (and any purported such assignment or transfer by the Borrower without the consent of each Lender shall be null and void).

                  (b) Any Lender may, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities ("Participants") participating interests in any Term Loan owing to such Lender, the Term Loan Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided that notwithstanding the foregoing, such Lender may not sell any such participating interest to a direct competitor of the Borrower listed on Schedule 10.6. In the event of any such sale by such Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Term Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment to or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or the stated rate of interest on, the Term Loans or any fees payable hereunder, or postpone the date of the final maturity of the Term Loans or Reimbursement Obligations, in each case to the extent subject to such participation.

                  (c) Any Lender may, in accordance with applicable law, at any time and from time to time assign to any of its Affiliates or an Approved Fund or, with the consent of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower (which shall not be unreasonably withheld), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit R, appropriately completed (an "Assignment and Acceptance"), executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower (if no Default or Event of Default shall have occurred and be continuing) and the Administrative Agent), and attaching the Assignee's relevant tax forms, administrative details and wiring instructions, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that notwithstanding the foregoing, such Lender may not assign any of its rights and obligations under this Agreement and the other Loan Document to a direct competitor of the Borrower listed on Schedule 10.6; provided further, that (i) no such assignment to an Assignee shall be in an aggregate principal amount of less than $10,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Administrative Agent (such amount to be aggregated in respect of assignments by any Lender and the Affiliates or Approved Funds thereof), (ii) in the case of an assignment by a Lender to a Bank CLO managed by such Lender or an Affiliate of such Lender, unless, during such time as no Default or Event of Default has occurred and is continuing, such assignment to such Bank CLO has been consented to by the Borrower (such consent not to be unreasonably withheld or delayed), the assigning Lender shall retain the sole right (and such Bank CLO shall have no such right) to approve any amendment, waiver or other modification of this Agreement or any other Loan Document; provided that the Assignment and Acceptance between such Lender and such Bank CLO may provide that such Lender will not, without the consent of such Bank CLO, agree to any amendment, modification or waiver that requires the consent of each Lender directly affected thereby pursuant to Section 10.1, and (ii) each Assignee which is not a US Person shall comply with the provisions of
Section 3.10(f) (and such Assignee shall not be entitled to the benefits of Section 3.10 unless such Assignee complies with such Section 3.10(f)). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Term Loan Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (d) of this Section, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Term Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 8(f) shall have occurred and be continuing. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (b) of this Section 10.6.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate or Approved Fund thereof, by the Borrower (to the extent required hereunder) and the Administrative Agent), together with payment by the Assignee or the assigning Lender to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance, and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                  (e) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in the Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement; provided that such Transferee shall have agreed to be bound by the provisions of Section 10.15 hereof.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Term Loans and Term Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, (i) any pledge or assignment by a Lender of any Term Loan or Term Note to any Federal Reserve Bank in accordance with applicable law, and
(ii) any pledge or assignment by a Lender which is a fund to its trustee for the benefit of such trustee and/or its investors to secure its obligations under any indenture or Governing Documents to which it is a party; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for a Lender as a party hereto.

                  Section 10.7 Adjustments; Set-off(a) . (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Term Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Term Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Term Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by this Agreement and by law, upon the occurrence and during the continuance of an Event of Default, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any Affiliate thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  Section 10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  Section 10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agents or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  Section 10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  Section 10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  Section 10.13 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) the Agents and Lenders have no fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Borrower and the other Loan Parties, on one hand, and the Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between the Borrower and the Lenders or between the Borrower and the Agents.

                  Section 10.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  Section 10.15 Confidentiality. Each Lender agrees to keep confidential any written or oral information (a) provided to it by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any Transferee or Assignee, or to any actual or prospective counterparty (or its advisors) to any swap, credit derivative or other derivative transaction relating to the Borrower and its obligations, which has signed a confidentiality agreement containing the terms of this Section 10.15, (ii) to its employees, directors, agents, attorneys, accountants and other professional advisors who reasonably need to know such information in connection with such Lender's rights and obligations under the Loan Documents and who have a duty to keep such information confidential, (iii) upon the request or demand of any examiner or other Governmental Authority having jurisdiction over such Lender,
(iv) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (v) which has been publicly disclosed other than in breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder or (vii) to the National Association of Insurance Commissioners, any nationally recognized statistical rating agency or any other similar organization. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, all persons may disclose to any and all persons, without limitations of any kind, the purported or claimed U.S. federal income tax treatment of the Term Loans and other Obligations, any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the Term Loans and other Obligations, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal income tax treatment or fact.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                          PINNACLE TOWERS ACQUISITION HOLDINGS LLC,
                               as Borrower

                               by: GLOBAL SIGNAL OPERATING
                                   PARTNERSHIP L.P., its Member

                                   by: GLOBAL SIGNAL GP LLC,
                                       its General Partner


                          By:  /s/ Ronald G. Bizick
                               -------------------------------------
                               Name:  Ronald G. Bizick
                               Title: Vice President


                          MORGAN STANLEY ASSET FUNDING INC.,
                               as Administrative Agent
                               and Collateral Agent


                          By:  /s/ Steven Stern
                               -------------------------------------
                               Name:  Steven Stern
                               Title: Vice President


                       CREDIT AGREEMENT


                               LENDERS


                               MORGAN STANLEY ASSET FUNDING INC.


                               By: /s/ Steven Stern
                                   ---------------------------------
                                   Name:  Steven Stern
                                   Title: Vice President


                               BANK OF AMERICA, N.A.


                               By: /s/ Charu Mani
                                   ---------------------------------
                                   Name:  Charu Mani
                                   Title: Vice President

                                  SCHEDULE 1.0


            LENDER                           APPLICABLE LENDING OFFICE                     TERM LOAN COMMITMENT
-----------------------------   ----------------------------------------------             --------------------
Morgan Stanley Asset Funding,   Morgan Stanley Asset Funding Inc.                              $125,000,000
Inc.                            1221 Avenue of the Americas, 27th Floor
                                New York, NY 10020
                                Attention:  Christian B. Malone
                                Fax:  (212) 507-4123


Bank of America, N.A.            Bank of America, N.A.                                         $125,000,000
                                214 North Tryon Street
                                Charlotte, NC  28255
                                Attention:  Camille Zerbinos

                                  SCHEDULE 3.4

                        OUTSTANDING OPTIONS AND WARRANTS

                                 AS OF 10/7/04


                                                                                       NUMBER OF
                                                                     STRIKE PRICE      SHARES
                                                                     ------------      --------------
        Warrants to purchase shares of common stock                  $       8.53             476,454

        Options to purchase shares of common stock                   $       4.26           1,255,367
                                                                     $       8.53           1,579,017
                                                                     $      18.00           1,420,000
                                                                                            ---------

                                                                                             4,730,838
                                                                                            ==========

                                  SCHEDULE 4.8

                    CONDEMNATION/EMINENT DOMAIN PROCEEDINGS

                                      None

                                 SCHEDULE 4.15

                                                  SUBSIDIARIES
                                                  ------------


                                                                           NUMBER OF
                   JURISDICTION   TOTAL ISSUED AND                     SHARES/INTERESTS
                        OF          OUTSTANDING         CLASSES OF      OUTSTANDING BY      HOLDER (WITH NO. OF
NAME OF SUBSIDIARY ORGANIZATION   SHARES/INTERESTS   SHARES/INTERESTS        CLASS      SHARES/INTERESTS BY CLASS)
------------------------------------------------------------------------------------------------------------------
  Pinnacle          Delaware           100%          100% of all             N/A          Pinnacle Towers
  Towers                                             outstanding                          Acquisition Holdings LLC
  Acquisition LLC                                    LLC Interests


  Global Signal     Delaware           100%          100% Common             N/A          Pinnacle Towers
  REIT Savings                                       Stock                                Acquisition Holdings
  TRS, Inc.                                                                               LLC  95%

                                                                                          Global Signal Inc.  5%

  Tower Ventures    Tennessee          100%          100% of all             N/A          Pinnacle Towers
  III, LLC                                           outstanding                          Acquisition LLC
                                                     LLC Interests


  TVHT, LLC         Tennessee          100%          100% of all             N/A          Tower Ventures III, LLC
                                                     outstanding
                                                     LLC Interests

                                 SCHEDULE 4.16

                              FILING JURISDICTIONS



                        LOAN PARTY                  FILING JURISDICTION

Pinnacle Towers Acquisition Holdings LLC                  Delaware

Pinnacle Towers Acquisition LLC                           Delaware

Global Signal REIT Savings TRS, Inc.                      Delaware

Tower Ventures III, LLC                                  Tennessee

TVHT, LLC                                                Tennessee

-----------------------------------------------------------------------------

                                 SCHEDULE 4.19

                                   INSURANCE

                                                                                             POLICY        POLICY
                                                                                            EFFECTIVE    EXPIRATION
      COVERAGE                           LIMITS                            CARRIER            DATE          DATE
-------------------    ---------------------------------------      -------------------     --------      --------
PRIMARY PROPERTY       "$10mm/occur Limit  $100k deductible         Lexington Insurance     02/05/04      02/05/05
                                                                    Co.
                       Coverage Includes:
                       Business Interruption - 6 Months Flood,
                       Sinkhole, Earthquake, Building
                       Ordinance/Demolition/Incr Cost"
                       Total TIV $609,405,266 Per Schedule

EXCESS PROPERTY        $15mm excess $10mm                           Clarendon America       02/05/04      02/05/05
                                                                    Ins. Co.
                       $75mm part of $125mm excess $25mm            AXIS Surplus Lines      02/05/04      02/05/05
                                                                    Ins. Co.
                       $50mm part of $125mm excess $25mm            Westchester Surplus     02/05/04      02/05/05
                                                                    Ins. Co.
                       $25mm part of $50mm excess $150mm            AXIS Surplus Lines      02/05/04      02/05/05
                                                                    Ins. Co.
                       $10mm part of $50mm excess $150mm            Clarendon America       02/05/04      02/05/05
                                                                    Ins. Co.
                       $15mm part of $50mm excess $150mm            Lexington Insurance     02/05/04      02/05/05
                                                                    Co.
                       Follow Forms & Schedule Lexington

GENERAL LIABILITY      $1mm/occur; 2mm aggregate                    Chubb - Federal Ins.    09/01/04      09/01/05
                                                                    Co.

UMBRELLA               $25mm Primary Liability                      Chubb - Federal Ins.    09/01/04      09/01/05
                                                                    Co.

EXCESS UMBRELLA        $15mm Excess Liability over $25mm            Zurich - American       09/01/04      09/01/05
                                                                    Guarantee

WORKERS COMPENSATION   $1,000,000 BI by each Accident               Chubb - Federal Ins.    09/01/04      09/01/05
                                                                    Co.
                       $1,000,000 BI by Disease Policy Limit        .
                       $1,000,000 BI by Disease each Employee

AUTOMOBILE LIABILITY   $1,000,000 CSL/occur All owned and           Chubb - Federal Ins.    09/01/04      09/01/05
                       hired/non-owned vehicles                     Co.

EMPLOYEE DISHONESTY    $2,000,000 limit/$10,000 deductible          Chubb - Federal Ins.    09/01/04      09/01/05
                                                                    Co.

-------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 4.21

                              ENVIRONMENTAL CLAIMS

                                      None

                                 SCHEDULE 4.25

                               ZONING PROCEEDINGS

                                      None

                                 SCHEDULE 4.26

                              DAMAGED IMPROVEMENTS


                                      None

                                 SCHEDULE 10.6

                               DIRECT COMPETITORS



1. AAT Communications Inc. and Affiliates

2. American Tower Corporation and Affiliates

3. Spectrasite, Inc. and Affiliates

4. Crown Castle International Corporation and Affiliates

5. SBA Communications Corporation and Affiliates

                                   EXHIBIT A

                               FORM OF TERM NOTE

                                   TERM NOTE
$125,000,000                                                New York, New York
                                                                        , 2004

                  FOR VALUE RECEIVED, the undersigned PINNACLE TOWERS ACQUISITION HOLDINGS LLC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of [MORGAN STANLEY ASSET FUNDING INC.][BANK OF AMERICA, N.A.] (the "Lender"), at its office, in lawful money of the United States of America and in immediately available funds, the principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000), or such lesser principal amount of Term Loans as may then be outstanding from the Lender under that certain Amended and Restated Credit Agreement, dated as of October 15, 2004 by and among the Borrower, the Lender and the other lenders party thereto from time to time, and Morgan Stanley Asset Funding Inc., as administrative agent and collateral agent thereunder (as may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined).

                  The Borrower promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

                  The holder of this Term Note is authorized to, and so long as it holds this Term Note shall, record the date of each Term Loan made by the Lender pursuant to Section 2.2 of the Credit Agreement, and the date and amount of each payment or prepayment of principal thereof, on the Schedule I annexed hereto and constituting a part hereof, or on a continuation thereof which shall be annexed hereto and constitute a part hereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower under this Term Note or under the Credit Agreement.

                  This Term Note is the Term Note referred to in the Credit Agreement and is entitled to the benefits thereof, is secured as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  The Borrower expressly waives diligence, presentment, protest, demand and other notices of any kind.

                  This Term Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.


               PINNACLE TOWERS ACQUISITION HOLDINGS LLC, as Borrower

                    by: GLOBAL SIGNAL OPERATING PARTNERSHIP L.P., its Member

                        by: GLOBAL SIGNAL GP LLC,
                            its General Partner


               By:  _________________________________________________________
                    Name:
                    Title:

                                 SCHEDULE I TO
                                   TERM NOTE

                    LOANS AND PAYMENTS WITH RESPECT THERETO


                                                  AMOUNT OF PRINCIPAL         OUTSTANDING
                                                 OR INTEREST PAID THIS     PRINCIPAL BALANCE
          DATE             AMOUNT OF LOAN MADE            DATE                 THIS DATE          NOTATION MADE BY
-------------------------------------------------------------------------------------------------------------------



















-------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT D

                        FORM OF SECRETARY'S CERTIFICATE

                  The undersigned,       , a __________ of [Name of Loan Party]
(the "Company"), hereby certifies pursuant to Sections 5.1(e), (f), (g) and (h) of the Amended and Restated Credit Agreement dated as of October 15, 2004 by and among Pinnacle Towers Acquisition Holdings LLC, as borrower, the lenders from time to time party thereto, and Morgan Stanley Asset Funding Inc, as administrative agent and collateral agent for the lenders thereunder (the "Credit Agreement"; capitalized terms that are not otherwise defined being used herein as therein defined) that:

1. [Certificate of Incorporation][Certificate of Formation]. Attached hereto as "Exhibit A" is a true, correct and complete copy of the [Certificate of Incorporation] [Certificate of Formation] of the Company, together with any and all amendments thereto, as on file with the Secretary of State of the State of [_______________] and no action has been taken to amend, modify or repeal such [Certificate of Incorporation][Certificate of Formation], the same being in full force and effect in the attached form as of the date hereof.

2. [Bylaws] [Limited Liability Company Agreement]. Attached hereto as "Exhibit B" is a true, correct and complete copy of the [Bylaws] [Limited Liability Company Agreement] of the Company, together with any and all amendments thereto, and no action has been taken to amend, modify or repeal such [Bylaws] [Limited Liability Company Agreement], the same being in full force and effect in the attached form as of the date hereof.

3. Resolutions. Attached hereto as "Exhibit C" are true and correct copies of the resolutions that have been duly adopted [at a meeting of, or by the written consent of, of the board of directors] [by the managing member] of the Company authorizing the execution, delivery and performance of the Loan Documents, and none of such resolutions have been amended, modified, revoked or rescinded in any respect, and all of such resolutions are in full force and effect on the date hereof in the form adopted.

4. Incumbency. The following named individuals are duly elected, qualified and acting officers of the Company (or such other Responsible Officers of the Company authorized to act in such capacity pursuant to a management agreement permitted under Section 7.10 of the Credit Agreement), each such individual holding the office(s) or acting on behalf of the individual's holding the offices (through a valid power of attorney) set forth opposite his respective name as of the date hereof, and the signature set forth beside the respective name and title of said officers and authorized signatories are true, authentic signatures:


Name                         Title                      Signature

                                                        ---------------------

                                                        ---------------------

                                                        ---------------------



                              [SIGNATURES FOLLOW]

                  IN WITNESS WHEREOF, the undersigned has hereunto executed this Secretary's Certificate as of this ____ day of October __, 2004.



                                               ______________________________
                                               Name:
                                               Title:  Secretary




                  The undersigned, __________________, does hereby certify that he is a duly elected and presently incumbent _____________ of the Company, and in such capacity on behalf of the Company does hereby certify to the Lenders that __________________ is the duly elected and presently incumbent Secretary of the Company.



                                               ______________________________
                                               Name:
                                               Title:

                                   EXHIBIT A

            [CERTIFICATE OF FORMATION][CERTIFICATE OF INCORPORATION]
                          AND ALL AMENDMENTS THERETO

                                   EXHIBIT B

                 [BYLAWS][LIMITED LIABILITY COMPANY AGREEMENT]

                                   EXHIBIT C

                                  RESOLUTIONS

                                   EXHIBIT E

                       FORM OF BORROWING BASE CERTIFICATE

                                     [DATE]

Morgan Stanley Asset Funding Inc., as Administrative Agent
1221 Avenue of the Americas, 27th Floor
New York, NY  10020
Attention:  Christian B. Malone
Fax:  (212) 507-4123

      Re: Amended and Restated Credit Agreement dated as of October 15, 2004 (as amended or supplemented from time to time, the "Credit Agreement") by and among Pinnacle Towers Acquisition Holdings
           LLC, as borrower, the lenders from time to time party thereto, and Morgan Stanley Asset Funding Inc, as administrative agent and collateral agent for the lenders thereunder

Ladies and Gentleman:

                  The Borrower, acting through its duly authorized Responsible Officer, hereby certifies that (i) the calculation of the Borrowing Base set forth on Schedule I hereto is true and correct, and (ii) the outstanding amount of Term Loans [on the date hereof, after giving effect to any pending Term Loans that have been requested](1) [as of the last day of the immediately proceeding calendar month](2) (the "Borrowing Base Calculation Date"), does not exceed the Borrowing Base as of [the date hereof] [such date].

                  This certificate and the attached Schedule I are submitted pursuant to Section [5.2(c)](3) [6.2(c)](4) of the Credit Agreement. Capitalized terms used herein and in the attached Schedule I have the meanings specified in the Credit Agreement.

                                    Very truly yours,


                                    PINNACLE TOWERS ACQUISITION HOLDINGS LLC


                                    By: ____________________________________
                                        Name:
                                        Title:  Responsible Officer

--------

     1 For a Borrowing Base Certificate to be delivered with a Notice of Borrowing.

     2   For the monthly Borrowing Base Certificate.

     3 For a Borrowing Base Certificate to be delivered with a Notice of Borrowing.

     4   For the monthly Borrowing Base Certificate.

                                   SCHEDULE I

                     TO BORROWING BASE CERTIFICATE OF PINNACLE TOWERS ACQUISITION HOLDINGS LLC


I________TOWER VALUE

        TOWER NAME/ID                ACQUISITION PRICE            TOWER CASH FLOW / 7%               TOWER VALUE




                                                                                             ----------------------------
                                                                                             $
            TOTAL
                                                                                             ----------------------------

II       AGGREGATE TOWER VALUE OF EXCLUDED PROPERTIES                                        $

III      AGGREGATE TOWER VALUE OF MATERIALLY IMPAIRED EXCLUDED PROPERTIES                    $

BORROWING BASE (65% OF I, SUBJECT TO 20% AND 2.5% CONCENTRATION LIMITATION FOR
EXCLUDED $ PROPERTIES AND MATERIALLY IMPAIRED EXCLUDED PROPERTIES):


                                   EXHIBIT G

                        FORM OF SECTION 3.10 CERTIFICATE

                  Reference is hereby made to the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of October 15, 2004 by and among Pinnacle Towers Acquisition Holdings LLC, as borrower, the lenders from time to time party thereto, and Morgan Stanley Asset Funding Inc, as administrative agent and collateral agent for the lenders. Pursuant to the provisions of
Section 3.10 of the Credit Agreement, the undersigned hereby certifies that:

1. It is a ___ natural individual person, ____ treated as a corporation for U.S. federal income tax purposes, ____ disregarded for federal income tax purposes (in which case a copy of this Section 3.10 Certificate is attached in respect of its sole beneficial owner), or ____ treated as a partnership for U.S. federal income tax purposes (one must be checked).

2. It is the beneficial owner of amounts received pursuant to the Credit Agreement.

3. It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), or the Credit Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

4. It is not a 10-percent shareholder of the Borrower within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.

5. It is not a controlled foreign corporation that is related to the Borrower within the meaning of section 881(c)(3)(C) of the Code.

6. Amounts paid to it under the Loan Documents are not effectively connected with its conduct of a trade or business in the United States.


                                                [NAME OF UNDERSIGNED]


                                                By: ________________________


                                                Title: _______________________
Dated:   _______________, ______

                                   EXHIBIT H

                             OFFICER'S CERTIFICATE

The undersigned, _ , a _______________ of Pinnacle Towers Acquisition Holdings LLC (the "Company"), hereby certifies pursuant to Sections 5.1(p) of the Amended and Restated Credit Agreement dated as of October 15, 2004 by and among Pinnacle Towers Acquisition Holdings LLC, as borrower, the lenders from time to time party thereto, and Morgan Stanley Asset Funding Inc, as administrative agent and collateral agent for the lenders thereunder (the "Credit Agreement"; capitalized terms that are not otherwise defined being used herein as therein defined) that:
(a) Representations and Warranties. Each of the representations and warranties made by the Company contained in Section 4 of the Credit Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.
(b) No Default. No Default or Event of Default exists or would exists as a result of or after giving effect to any Term Loan proposed to be made on the date hereof.

                  IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of this ____ day of October __, 2004.


                                   _______________________________________



                                   By:  ______________________________________
                                        Name:_________________________________
                                        Title:________________________________

                                   EXHIBIT I

                    FORM OF ESTOPPEL AND ATTORNMENT LANGUAGE

                             [ATTACHED SEPARATELY]

                                   EXHIBIT N

                       ENVIRONMENTAL INDEMNITY AGREEMENT

                             [ATTACHED SEPARATELY]

                                   EXHIBIT O

                               TITLE ENDORSEMENTS

1.       Alta 9 Comprehensive Endorsement or its equivalent

2.       Survey Endorsement or "same as survey" affirmative insurance

3. One of the following: (i) Alta 3.1 Zoning Endorsement; (ii) a report from a zoning consultant reasonably satisfactory to the Lender stating that the Property is in compliance with the zoning requirements, or
         (iii) a letter from the zoning board, or other equivalent body, of the applicable jurisdiction confirming that the Property is in compliance with zoning requirements

4.       Separate Tax Lot Endorsement (Owned Property only)

5.       Environmental Protection Lien Endorsement

6.       Subdivision Endorsement (Owned Property only)

7.       Contiguity Endorsement (to the extent applicable)

8.       Creditor's Rights Endorsement

9.       Mortgage Tax Endorsement

10. Such other title endorsements as the Administrative Agent may reasonably request and that are available free of charge or that would be necessary for compliance with securitization standards as determined by S&P or Moody's.

                                   EXHIBIT Q

                                FORM OF OPINION

                            [LETTERHEAD OF LAW FIRM]

                                                                    [Date]

Morgan Stanley Asset Funding Inc.
1221 Avenue of the Americas, 27th Floor
New York, New York  10020
Re:

Ladies and Gentlemen:

         We have acted as counsel to [Name of Borrower or Subsidiary] a ________________________ [corporation] [limited liability company], in connection with that certain [mortgage/deed of trust] (the "Mortgage") being executed this day by [Name of Borrower or Subsidiary] (the "Mortgagor"). The Mortgage is being made pursuant to Section 6.10 of that certain Amended and Restated Credit Agreement dated as of October 15, 2004 (the "Credit Agreement") by and between Pinnacle Towers Acquisition Holdings LLC, as borrower, the lenders from time to time party thereto, and Morgan Stanley Asset Funding Inc, as administrative agent and collateral agent for the lenders thereunder (in its capacity as the collateral agent, the "Collateral Agent"). Capitalized terms used herein and not defined have the meanings given to such terms in the Credit Agreement. In such capacity, we have reviewed the following documents dated as of [__________], as executed in connection with the Credit Agreement:

                  (a) Term Notes (the "Term Notes") made by Borrower to the Lenders in the aggregate principal amount of up to $250,000,000;

                  (b) the Credit Agreement;

                  (c) the Mortgage given by the Mortgagor to Collateral Agent (on behalf of and for the benefit of the Agents and the Lenders) as security for the Term Notes, the Credit Agreement and the other Loan Documents, and covering the [Property Name] located in [Town, State] (the "Premises");

                  (d) Assignment of Leases and Rents (the "Assignment of Leases") made by Mortgagor in favor of Collateral Agent (on behalf of and for the benefit of the Agents and the Lenders) as further security for the Term Notes, the Credit Agreement and the other Loan Documents;

                  (e) Environmental Indemnity Agreement (the "Environmental Agreement") made by Mortgagor for the benefit of Collateral Agent (on behalf of and for the benefit of the Agents and the Lenders); and

                  (f) [list other relevant documents].

The Mortgage, the Assignment of Leases and the Environmental Agreement [if applicable: add any other pertinent documents] are hereinafter collectively referred to as the "Loan Documents."

                  In rendering our opinion we have also examined such certificates of public officials, [corporate] [limited partnership] [limited liability company] documents and records and other certificates and instruments as we have deemed necessary for the purposes of the opinion herein expressed. As to various questions of fact material to our opinion, we have relied upon certificates and written statements of [officers] [partners] [members] of Mortgagor. We have assumed that the [Mortgage/Deed of Trust] will be duly recorded in the Office of the [Clerk] [Register] of the county in which the Premises are located and that all applicable [mortgage/deed of trust recording] taxes imposed thereon will be paid.

                  We understand that with respect to title matters, you will be relying on the title insurance commitment issued to you by [Title Insurance Company] bearing Title No. ________________ dated as of ____________ and re dated as of today. We have not made any investigation of and do not express an opinion as to, any matters of title to any property (whether real, personal or mixed).

                  We express no opinion with respect to the effect of any law other than the law of the State of [Insert State in which Property is Located] and the federal law of the United States. [Insofar as our opinion pertains to matters of (foreign state) law, we have relied upon the opinion of (foreign state) counsel, Skadden, Arps, Slate, Meagher and Flom LLP, dated October 15, 2004, a copy of which is attached hereto.]

                  Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the qualifications and exceptions herein contained, we are of the opinion that:

1. Mortgagor is qualified to do business and is in good standing [as a foreign [corporation] [limited liability company] [limited partnership] under the law of the State of (location of Premises).

2. [The [sole member/managing member] of Mortgagor is qualified to do business and is in good standing (if foreign corporation, say: as a foreign corporation) (if a foreign limited partnership, say: as a foreign limited partnership) (if a limited liability company, say: as a foreign limited liability company) under the law of the State of (location of Premises).] [Include if applicable]

3. Mortgagor has made all filings and obtained all permits, licenses and approvals to the extent required under [Insert State in which Property is located] law to enable it to mortgage the Premises.

4. The Loan Documents are the valid and binding obligations of Mortgagor, enforceable against Mortgagor in accordance with their respective terms, except as may be limited by (i) bankruptcy, insolvency or other similar laws affecting the rights of creditors generally, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law). The aforesaid opinion as to enforceability of the Loan Documents is also subject to the qualification that certain provisions contained in the Loan Documents may not be enforceable, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such unenforceability will not render the Loan Documents invalid as a whole or substantially interfere with realization of the principal benefits and/or security provided thereby. In rendering the above opinion, we have assumed that the internal laws of the State of (location of Premises) would be applicable to the Environmental Agreement notwithstanding the choice of law provisions set forth therein. We are of the opinion, however, that a court sitting in the State of (location of Premises), if properly presented with the facts of the case, would honor the choice of law provisions contained in the Environmental Agreement.

5. Other than nominal recording and filing fees, no fees, taxes or other charges are due in the State in connection with the execution, delivery, filing and recording of the Mortgage..

6. The Mortgage and the Assignment of Leases are each in form satisfactory for recording in the [Insert Name of Local Office where Mortgage will be Filed], and upon such recordation, the Mortgage and Assignment of Leases shall constitute and create a perfected security interest in and a perfected lien upon the property or rights described therein in favor of Collateral Agent.

7. The Mortgage, without the need for the filing of a financing statement with the [Insert Name of Local Office where Mortgage will be Filed], will perfect Collateral Agent's security interest in all real property and fixtures described in the Mortgage.

8. Under the [Insert State where Property Located] Uniform Commercial Code (the "UCC"), the internal laws of the State of Mortgagor's organization, in this case [Insert State of Mortgagor's Organization], govern the perfection by the filing of financing statements of the security interest of Collateral Agent in any collateral other than real property and fixtures.

9. It is not necessary for the Collateral Agent, any other Agent or any Lender to qualify to do business in the State of (location of Premises) solely in order to create the Liens contemplated by the Mortgage. Neither the Collateral Agent, any other Agent nor any Lender will be subject to taxation by the State of (location of Premises) solely as a result of creating or enforcing such Liens.

                  The foregoing opinions may be relied upon by Collateral Agent, any other Agent and the Lenders and Participants, their respective successors and/or assigns, any rating agency involved in the securitization of the Term Loans, and their respective counsel, but may not be relied upon by any other party.

                                   EXHIBIT R

                       FORM OF ASSIGNMENT AND ACCEPTANCE

                             [ATTACHED SEPARATELY]

                                    ANNEX I

                          FORM OF NOTICE OF BORROWING

                                                                   [Date]

Morgan Stanley Asset Funding Inc.
as Administrative Agent for the Lenders referred to below
1221 Avenue of the Americas, 27th Floor
New York, NY  10020
Attention:  Christian B. Malone

Ladies and Gentlemen:

         Reference is made to the Amended and Restated Credit Agreement dated as of October 15, 2004 by and among the undersigned, as Borrower, the Lenders from time to time party thereto, and you, as Administrative Agent and Collateral Agent for the Lenders (the "Credit Agreement"). Pursuant to Section
2.2 of the Credit Agreement, the undersigned hereby gives you irrevocable notice, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2 of the Credit Agreement:

(i) the aggregate amount of the Proposed Borrowing is $__________;

(ii)              the Borrowing Date of the Proposed
                  Borrowing is ___________, 20__; and

(iii) the wire instructions of the seller party to any Acquisition (or other Persons) to which any portion of the Cash Purchase Price of the Acquisition to be financed with the Proposed Borrowings are set forth on Schedule I hereto.

                                 PINNACLE TOWERS ACQUISITION HOLDINGS LLC



                                 By: ______________________________________
                                     Name:
                                     Title:

                                                                   Schedule 1

                           Disbursement Instructions



                                                                                               PAYMENT
           NAME AND ADDRESS                             AMOUNT                              INSTRUCTIONS
-------------------------------------------------------------------------------------------------------------------





                                                                  Exhibit A

                           Borrowing Base Certificate

                                                                  Exhibit B

                                  Tower Report

                          Tower Information (by Tower)

I.       "Tower Indentifier" (Name/ID)

         A. Latitude and Longitude

         B. Acquisition Price

         C. Projected Monthly Tower Cash Flow

         D. Owned ___ Leased ___ Easement _____

                                                                   Exhibit C

 Statement certified by a Responsible Officer of the Borrower of the internal valuation of each Tower to be acquired by the Borrower pursuant to such Acquisition

                                                                   Exhibit D

                             Exception Certificate
                                   (By Tower)

I.       Tower Identifier

         A.       [Describe Exceptions]

                                    ANNEX II

                          FORM OF NOTICE OF PREPAYMENT

Morgan Stanley Asset Funding Inc.,
as Administrative Agent for the Lenders referred to below
1221 Avenue of the Americas, 27th Floor
New York, New York  10020

Attention:  Christian B. Malone
Re:      Pinnacle Towers Acquisition Holdings LLC

Ladies and Gentlemen:

                  This Notice of Prepayment is delivered to you pursuant to
Section 3.3 of the Amended and Restated Credit Agreement dated as of October 15, 2004 (the "Credit Agreement") by and among Pinnacle Towers Acquisition Holdings LLC, as Borrower, the Lenders from time to time party thereto, and Morgan Stanley Asset Funding Inc, as Administrative Agent and Collateral Agent for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

                  Borrower hereby notifies the Lender that the Term Loans are being prepaid. The Loan shall be prepaid on _____________ __, ____.

                  Pursuant to Section 3.3 the amount of Prepayment shall be delivered on the date indicated herein. Borrower acknowledges that the amount of prepayment can not be reborrowed.

                  Borrower has caused this Notice of Prepayment to be executed and delivered, and the certification and warranties contained herein to be made, by their duly authorized officers this __th day of _____________, _____.


                                 PINNACLE TOWERS ACQUISITION HOLDINGS LLC


                                 By:  __________________________________
                                      Name:
                                      Title: